                                                        i

                                               CROSS REFERENCE SHEET
                                            PARTS A AND B OF PROSPECTUS

Item No.                              Caption                                     Location in Prospectus
--------                              -------                                     ----------------------
    1.           Outside Front Cover Page..........................  Outside Front Cover Page
    2.           Inside Front and Outside Back Cover Page..........
                                                                     Inside Front and Outside Back Cover Page
    3.           Fee Table and Synopsis............................  Summary of Fund Expenses
    4.           Financial Highlights..............................  Not Applicable
    5.           Plan of Distribution..............................  Outside Front Cover Page; Plan of Distribution
    6.           Selling Shareholders..............................  Not Applicable
    7.           Use of Proceeds...................................  Use of Proceeds
    8.           General Description of the Registrant.............  Outside Front Cover Page; Prospectus
                                                                     Summary--The Fund; General Information
    9.           Management........................................  Management of the Fund; Use of Proceeds
    10.          Capital Stock, Long-Term Debt, and Other
                 Securities........................................  Capital Accounts; Plan of Distribution
    11.          Defaults and Arrears on Senior Securities.........  Not Applicable
    12.          Legal Proceedings.................................  Not Applicable
    13.          Table of Contents of the Statement of Additional
                 Information.......................................  Table of Contents of Statement of Additional
                                                                     Information (SAI)
    14.          Cover Page of SAI.................................  Cover Page (SAI)
    15.          Table of Contents of SAI..........................  Table of Contents (SAI)
    16.          General Information and History...................  General Information (SAI)
    17.          Investment Objective and Policies.................  Investment Objective and Principal Strategies;
                                                                     Additional Investment Policies (SAI)
    18.          Management........................................  Management of the Fund; Managers (SAI);
                                                                     Investment Advisory and Other Services (SAI)
    19.          Control Persons and Principal Holders of
                 Securities........................................  Not Applicable
    20.          Investment Advisory and Other Services............  Investment Advisory and Other Services (SAI)
    21.          Brokerage Allocation and Other Practices..........  Brokerage (SAI)
    22.          Tax Status........................................  Taxes; Tax Aspects (SAI)
    23.          Financial Statements..............................  Financial Statements (SAI)

                                   Subject to Completion, Dated October __, 2001
                                                    PROSPECTUS

                                     OPPENHEIMER TREMONT OPPORTUNITY FUND, LLC
                                        Limited Liability Company Interests
                                               --------------------

                  INVESTMENT  OBJECTIVE.  The Fund is a newly formed limited  liability  company  registered  under the Investment Company Act of 1940, as amended,  as a non-diversified,  closed-end  management  investment company.
The Fund's investment objective is to seek to generate consistently absolute returns over various market cycles.
                                                                                      (continued on following page)
--------------------

                  Investing  in the  Fund's  limited  liability  company  interests  ("Interests")  involves a high degree of risk.  See "RISK FACTORS" beginning on page _.

                  Neither the Securities and Exchange  Commission nor any state securities  commission has approved or  disapproved  these  securities  or passed  upon the  adequacy of this  prospectus.  Any  representation  to the contrary is a criminal offense.

                                               --------------------

                                                    Total Offering
                                                    --------------
Amount....................................       $ 50,000,000
Sales Load1...............................       $   1,500,000
Proceeds to the Fund......................       $ 48,500,000

OppenheimerFunds  Distributor,  Inc. ("OFDI") acts as the distributor of Interests on a best efforts basis, subject to various  conditions.  Interests are being  offered  through OFDI and other brokers and dealers that have entered into selling  agreements with OFDI.  Interests will be sold only to Qualified  Investors (as defined herein).  OFDI expects to deliver  Interests  purchased in the initial  offering on or about  January 2, 2002,  or such earlier or later date as OFDI may  determine.  The Fund will pay  organizational  and offering  expenses  estimated at $______
from the  proceeds of the  offering.  The Fund will pay an investor  servicing  fee to OFDI.  This fee will be paid quarterly  and  computed at the annual rate of 0.75% of the value of  outstanding  Interests  determined  as of the last  business day of each month  (before any  repurchases  of Interests or the  Incentive  Allocation,  as defined below).  A portion of the  investor  servicing  fee will be reallowed to brokers and dealers that have entered into investor  servicing  agreements with the Fund.  OFDI or its affiliates may pay from their own resources  additional compensation  to brokers and dealers in  connection  with the sale and  distribution  of  Interests or servicing of investors.  See "Plan of Distribution."
                                               --------------------
                                        OppenheimerFunds Distributor, Inc.

(continued from previous page)

                  INVESTMENT  PORTFOLIO.  The Fund will  invest  primarily  in  private  investment  funds that are managed  by a select  group of  alternative  asset  managers  ("Portfolio  Managers")  that  employ a wide range of specialized  investment  strategies.  It will  allocate  its  assets  dynamically  among a variety  of  alternative investment  strategies that each  individually  offers the potential for attractive  investment  returns and which, when blended  together within the Fund's  portfolio,  are designed to produce an overall  investment  exposure that has a low  correlation to the general  performance of equity,  debt and other markets.  The investment  programs of the  Portfolio  Managers may include both market  neutral  strategies,  such as  long/short  equity  investing  and various types of arbitrage  strategies,  as well as  directional  strategies,  such as event driven and  distressed investments.  Many of these  investment  programs  involve  the use of  hedging  and  arbitrage  techniques  in the equity,  fixed income,  currency and commodity markets.  Portfolio Managers may invest and trade in a wide range of
instruments  and  markets,   including,  but  not  limited  to,  U.S.  and  non-U.S.  equities  and  equity-related instruments,  currencies,  financial futures,  and fixed income and other debt-related  instruments.  In connection with  their  investment  programs,  Portfolio  Managers  will make use of a  variety  of  sophisticated  investment techniques  that often  involve,  among  other  things,  short  sales of  securities,  the use of  leverage  (i.e., borrowing  money  for  investment  purposes),  and  transactions  in  derivative  securities  and  other  financial instruments  such as  stock  options,  index  options,  futures  contracts,  and  options  on  futures.  In lieu of investing  in funds  advised by a Portfolio  Manager,  the Fund may on  occasion  retain the  Portfolio  Manager to manage a  designated  segment  of the  Fund's  assets  in  accordance  with  the  Portfolio  Manager's  specialized investment style. The Investment  Manager will have primary  responsibility  for selecting  Portfolio  Managers and determining the portion of the Fund's assets to be allocated to each Portfolio  Manager.  It will consider  various criteria in selecting  Portfolio  Managers,  including:  the  historical  investment  performance  of the Portfolio
Manager;  its reputation and experience;  the  effectiveness of its risk management  systems;  its adherence to its stated investment philosophy;  the quality and stability of the Portfolio Manager's  organization;  and whether key personnel of the Portfolio Manager have substantial investments in the Portfolio Manager's investment program.

                  ADVISER.  OppenheimerFunds,  Inc. serves as the Fund's  investment  adviser (the  "Adviser").  It has operated as an investment  adviser since January 1960. The Adviser  (including its  subsidiaries)  managed more than $120 billion of assets as of September 30, 2001. Its clients  include the  Oppenheimer  mutual funds with more than 7 million shareholder accounts.

                  INVESTMENT  MANAGER.  Tremont  Partners,  Inc.,  an  affiliate  of  the  Adviser,  serves  as the investment  manager of the Fund ("Tremont") and provides  day-to-day  investment  management  services to the Fund, subject to the general  supervision  of the Adviser.  Since 1984, the  Investment  Manager and its affiliates  have provided  alternative  investment  solutions to a diverse client base,  including  financial  institutions,  mutual funds, other investment companies, investment managers and high net worth individuals.

                  RESTRICTIONS  ON TRANSFER.  With very limited  exceptions,  Interests  are not  transferable  and liquidity  will be  provided  only  through  repurchase  offers  which may be made from time to time by the Fund as determined  by the  Board of  Managers  of the Fund (the  "Board")  in its sole  discretion.  See  "Repurchases  of
Interests and Transfers."

                  REPURCHASES OF INTERESTS.  To provide a limited  degree of liquidity to investors,  the Fund from time to time will  offer to  repurchase  its  outstanding  Interests  pursuant  to written  tenders  by  investors.
Repurchase  offers  will be made at such  times  and on such  terms as may be  determined  by the Board in its sole discretion.  The Adviser  expects that it will  recommend to the Board that the Fund offer to repurchase  Interests as of December 31, 2002 and,  thereafter,  twice each year,  as of the last  business  day of March and  September.
Interests are not eligible for  repurchase  until the end of the twelfth  calendar  month  following the date of an investor's  initial  investment in the Fund. The Fund's Limited  Liability  Company Agreement (the "LLC Agreement")
provides that the Fund will be dissolved if the Interest of any investor  that has submitted a written  request for repurchase of its Interest,  in accordance  with the terms of the LLC  Agreement,  has not been  repurchased by the
Fund within a period of two years after the investor's request.  See "Repurchases of Interests and Transfers."

                  MANAGEMENT  FEE AND  INCENTIVE  ALLOCATION.  The Fund will pay the  Adviser  a  monthly  fee (the
"Management Fee") computed at the annual rate of 1.35% of the aggregate value of outstanding  Interests  determined as of the last day of the month  (before any  repurchases  of  Interests  or the  Incentive  Allocation,  described below).  See  "Management  of the  Fund--General."  The Adviser  (or an  affiliated  company of the Adviser  that it designates) is also entitled to receive a  performance-based  allocation  equal to 10% of the net profits,  if any, that  otherwise  would have been credited to the capital  account of each investor  (the  "Incentive  Allocation"), subject to a "high water mark" and "hurdle rate" described below.

                  The Incentive  Allocation will be made only with respect to net profits  allocable to an investor that  exceed any net losses  previously  debited to the account of the  investor  which have not been offset by net profits  subsequently  credited to the account of the  investor  (subject to  proportionate  reduction  of such net losses in making this computation if a portion of the investor's  Interest has been repurchased by the Fund).  This is known as a "high water  mark"  calculation.  In  addition,  the  Incentive  Allocation  will be made only if the percentage  increase in the value of the investor's  capital  account during the period for which the allocation is being made  (adjusted for any additional  investments  in the Fund made by the investor and any  repurchases by the
Fund of a portion of the investor's  Interest during the period),  before  reduction for the Incentive  Allocation, exceeds the "Hurdle  Rate." The Hurdle Rate is an  annualized  rate of return equal to 8% per annum.  The Incentive
Allocation  presents  risks that are not present in funds  without an  incentive  allocation.  The overall fees and expenses  payable by the Fund and its  investors  (including  the Incentive  Allocation)  will be higher than those paid by  most  other  registered  investment  companies,  but  generally  similar  to  those  paid by many  private investment funds and certain other  registered  investment  companies with investment  policies similar to those of the Fund.  See "Management of the Fund--Incentive Allocation."

                  INVESTOR  SERVICING  FEE. The Fund will pay an investor  servicing fee to OFDI.  This fee will be paid quarterly and computed at the annual rate of 0.75% based on the value of outstanding  Interests  determined as of the last day of each month  (before  any  repurchases  of  Interests  or the  Incentive  Allocation,  as defined below).  A portion of the  investor  servicing  fee will be reallowed to brokers and dealers that have entered into investor  servicing  agreements with the Fund.  OFDI or its affiliates may pay from their own resources  additional compensation  to brokers and dealers in  connection  with the sale and  distribution  of  Interests or servicing of investors.  See "Plan of Distribution."

                  INVESTOR  QUALIFICATIONS.  Interests  are being  offered only to  investors  who have a net worth
(with  their  spouses)  of more  than  $1,500,000  or who  otherwise  meet  the  standard  for  being  a  Qualified
Investor.  The minimum  initial  investment  in the Fund by any  investor is $100,000,  and the minimum  additional investment in the Fund by any investor is $25,000.  Investors  generally must hold their Interests  through OFDI or through a broker or dealer that has entered  into an investor  servicing  agreement  with the Fund.  Interests  are being offered only to investors  that are U.S.  persons for Federal income tax purposes and may not be purchased by charitable remainder trusts.  See "Investor Qualifications."

                                               --------------------

                  This  prospectus  concisely  provides the  information  that a prospective  investor  should know about the Fund before  investing.  You are advised to read this  prospectus  carefully  and to retain it for future reference.  Additional  information about the Fund,  including a statement of additional  information ("SAI") dated
_____ __, 2001,  has been filed with the  Securities  and Exchange  Commission.  The SAI is available  upon request and  without  charge  by  writing  the  Fund  at the  address  above  or by  calling  (800)  ________.  The  SAI is incorporated  by reference into this  prospectus in its entirety.  The table of contents of the SAI appears on page
__ of this  prospectus.  The SAI, and other  information  about the Fund,  is also  available on the SEC's  website
(http://www.sec.gov).  The  address  of the  SEC's  Internet  site  is  provided  solely  for  the  information  of prospective investors and is not intended to be an active link.

                  Interests  are not deposits or  obligations  of, or  guaranteed or endorsed by, any bank or other insured  depository  institution,  and are not insured by the Federal Deposit  Insurance  Corporation,  the Federal
Reserve Board or any other government agency.

                  You  should  rely  only  on the  information  contained  in this  prospectus.  The  Fund  has not authorized  anyone to provide you with different  information.  The Fund is not making an offer of Interests in any state or other  jurisdiction  where  the  offer is not  permitted.  You  should  not  assume  that the  information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                                       vii

                                                 TABLE OF CONTENTS

PROSPECTUS SUMMARY.....................................................................Error! Bookmark not defined.
SUMMARY OF FUND EXPENSES...............................................................Error! Bookmark not defined.
RISK FACTORS...........................................................................Error! Bookmark not defined.
USE OF PROCEEDS........................................................................Error! Bookmark not defined.
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES..........................................Error! Bookmark not defined.
INVESTMENT MANAGER PERFORMANCE HISTORY.................................................Error! Bookmark not defined.
MANAGEMENT OF THE FUND.................................................................Error! Bookmark not defined.
INVESTOR QUALIFICATIONS................................................................Error! Bookmark not defined.
REPURCHASES OF INTERESTS AND TRANSFERS.................................................Error! Bookmark not defined.
CALCULATION OF NET ASSET VALUE.........................................................Error! Bookmark not defined.
CAPITAL ACCOUNTS.......................................................................Error! Bookmark not defined.
TAXES..................................................................................Error! Bookmark not defined.
PLAN OF DISTRIBUTION...................................................................Error! Bookmark not defined.
FUND ADVERTISING AND SALES MATERIAL....................................................Error! Bookmark not defined.
GENERAL INFORMATION....................................................................Error! Bookmark not defined.

PROSPECTUS SUMMARY

                  This is only a summary.  The  summary  does not contain  all of the  information  that you should consider  before  investing  in the Fund.  You  should  review  the more  detailed  information  contained  in this prospectus and in the SAI.

The Fund                                                Oppenheimer  Tremont Opportunity Fund, LLC (the "Fund") is a
                                                        newly  formed  limited  liability   company.   The  Fund  is
                                                        registered  as  a  non-diversified,   closed-end  management
                                                        investment  company  under  the  Investment  Company  Act of
                                                        1940,   as   amended   (the   "Investment   Company   Act").
                                                        OppenheimerFunds,  Inc.  serves  as  the  Fund's  investment
                                                        adviser  (the  "Adviser").   Tremont   Partners,   Inc.,  an
                                                        affiliate  of the Adviser,  serves as the Fund's  investment manager (the "Investment Manager").

                                                        Investors who purchase limited  liability  company interests in  the  Fund  ("Interests")  in  the  offering,  and  other persons who acquire  Interests  and are admitted to the Fund by its Board of Managers (the "Board"),  will become members of the Fund ("Members").
Investment Objective and Principal Strategies           The  Fund's  investment  objective  is to seek  to  generate consistently  absolute  returns over various  market cycles.
                                                        The Fund  will  pursue  this  objective  by  allocating  its assets for  investment  among a select group of  alternative asset  managers  ("Portfolio  Managers")  employing  a  wide
                                                        range  of  specialized   investment   strategies.   It  will
                                                        allocate   its  assets   dynamically   among  a  variety  of
                                                        alternative  investment  strategies  that each  individually offer the potential for  attractive  investment  returns and which,  when blended  together within the Fund's  portfolio, are designed to produce an overall investment  exposure that has a low correlation to the general  performance of equity,
                                                        debt  and  other   markets.   The   Investment   Manager  is
                                                        primarily  responsible for selecting the Portfolio  Managers and  determining  the  portion  of the  Fund's  assets to be allocated to each Portfolio Manager,  subject to the general supervision  of the  Adviser  and the  Board.  The Fund will implement these allocation  decisions primarily by investing in private  investment  partnerships (and similar investment vehicles) that are managed by Portfolio Managers.

                                                        The  investment  programs  of  the  Portfolio  Managers  may include both market neutral  strategies,  such as long/short equity investing and various types of arbitrage  strategies, as well as directional strategies,  such as event driven and distressed  investments.  Although some  Portfolio  Managers may pursue  strategies that  historically have exhibited low correlation to traditional  equity markets,  other Portfolio
                                                        Managers  may  pursue  directional  strategies.  Many of the investment  programs of Portfolio  Managers  involve the use of hedging and  arbitrage  techniques  in the equity,  fixed income,  currency and commodity  markets.  These  investment
                                                        programs  employ  a  variety  of  sophisticated   investment
                                                        techniques that include,  among other things, short sales of securities,  use of  leverage  (i.e.,  borrowing  money  for
                                                        investment   purposes),   and   transactions  in  derivative
                                                        securities  and other  financial  instruments  such as stock options,  index  options,  futures  contracts and options on futures.  Portfolio  Managers' use of these  techniques will be an  integral  part  of  their  investment  programs,  and involves significant risks to the Fund.

                                                        The  Fund  is not  limited  with  respect  to the  types  of investment  strategies that Portfolio Managers may employ or the  markets  or  instruments  in  which  they  invest.  The
                                                        investment   strategies  of  the   Portfolio   Managers  may
                                                        include, among others:
                                                        o        long/short equity;
                                                        o        equity hedging and arbitrage;
                                                        o        fixed income hedging and arbitrage;
                                                        o        currency hedging and arbitrage;
                                                        o        index arbitrage;
                                                        o        interest rate arbitrage;
                                                        o        merger arbitrage;
                                                        o        convertible bond and warrant hedging;
                                                        o        statistical long/short equity strategies;
                                                        o        pairs trading;
                                                        o        event driven; and
                                                        o        distressed issuer investing.

                                                        The  Investment  Manager  will seek to  identify  particular investment  strategies  that  it  believes  offer  the  best investment  opportunities from time to time based on current
                                                        market  conditions  and  anticipated  market   developments.
                                                        Based on this analysis, it will periodically  reallocate the
                                                        Fund's  assets  among  Portfolio  Managers  with the goal of emphasizing  those  strategies it perceives to have the most attractive return potential,  consistent with maintaining an
                                                        overall   balance   among   strategies   within  the  Fund's
                                                        portfolio  that is  consistent  with the  goal of  producing positive investment returns over various market cycles.

                                                        Portfolio  Managers  will  generally  invest  in  marketable securities,  although  certain  Portfolio  Managers may also invest in privately placed  securities and other investments that are  illiquid.  Interests in the  Portfolio  Funds will not  themselves  be  marketable  and will only have  limited liquidity.  Portfolio  Managers  may  invest  and trade in a wide range of instruments  and markets,  including,  but not
                                                        limited   to,    domestic    and   foreign    equities   and
                                                        equity-related instruments,  currencies,  financial futures,
                                                        and  fixed  income  and  other   debt-related   instruments.
                                                        Portfolio  Managers  are  generally  not  limited  as to the
                                                        markets   (either  by  location  or  type,   such  as  large
                                                        capitalization,  small  capitalization or non-U.S.  markets)
                                                        in which they may invest or the investment  discipline  that they may  employ  (such as value or growth or  bottom-up  or top-down analysis).

                                                        The  Fund  will  invest  in  limited   partnerships,   joint
                                                        ventures,  other  investment  companies and similar entities
                                                        managed  by  Portfolio  Managers   ("Portfolio  Funds").  In
                                                        addition,   the  Fund  may  on  occasion  retain   Portfolio
                                                        Managers  to manage and invest  designated  portions  of the
                                                        Fund's assets (either as separately  managed  accounts or by creating separate  investment  vehicles in which a Portfolio
                                                        Manager  will serve as general  partner of the  vehicle  and
                                                        the  Fund   will  be  the  sole   limited   partner).   (Any
                                                        arrangement  in which the Fund  retains a Portfolio  Manager to manage an account or  investment  vehicle for the Fund is referred to as a "Portfolio Account.")

                                                        The  Investment  Manager will select  Portfolio  Managers on the basis of various criteria,  generally  including,  among other things:  the Portfolio  Manager's  performance  during various  time  periods  and  market  cycles;  the  Portfolio
                                                        Manager's   reputation,   experience   and   training;   its
                                                        articulation   of,  and   adherence   to,   its   investment
                                                        philosophy;  the  presence and deemed  effectiveness  of its risk management  discipline;  results of on-site  interviews of the  management  team;  the quality and  stability of the
                                                        Portfolio  Manager's  organization,  including  internal and
                                                        external   professional   staff;   and  the   existence   of
                                                        substantial   investments   in   the   Portfolio   Manager's
                                                        investment   program  by  key  personnel  of  the  Portfolio
                                                        Manager.

                                                        The  Investment   Manager  will   regularly   evaluate  each
                                                        Portfolio   Manager  to  determine  whether  its  investment
                                                        program is consistent with the Fund's  investment  objective and  whether its  investment  performance  is  satisfactory.
                                                        Based on these  evaluations,  the  Investment  Manager  will allocate and  reallocate  the Fund's assets among  Portfolio
                                                        Managers and may  terminate or add Portfolio  Managers.  The termination  and addition of Portfolio  Managers that do not manage  Portfolio  Accounts will not require the approval of
                                                        Members.

                                                        See "Investment Objective and Principal Strategies."

                                                        An investment in the Fund involves  substantial risks and no assurance  can be  given  that  the Fund  will  achieve  its investment objective.
The Adviser                                             The Fund's investment adviser,  OppenheimerFunds,  Inc., has operated as an investment  adviser  since January 1960.  The
                                                        Adviser (including its subsidiaries)  managed more than $120 billion of assets as of  September  30,  2001.  Its  clients include  the  Oppenheimer  mutual  funds  with  more  than 7 million shareholder accounts.

                                                        Pursuant to an investment  advisory  agreement with the Fund
                                                        (the "Advisory  Agreement"),  the Adviser is responsible for
                                                        developing,   implementing   and   supervising   the  Fund's
                                                        investment program and for providing various  administrative
                                                        services  to  the  Fund   including,   among  other  things,
                                                        providing  office  space and  other  support  services.  The
                                                        Adviser is authorized,  subject to the approval of the Board and Members,  to retain one of its affiliates to provide any or all of the investment  advisory  services  required to be provided to the Fund or to assist the  Adviser in  providing
                                                        these      services.      See     "Management     of     the
                                                        Fund--General."

                                                        In  consideration of services  provided by the Adviser,  the
                                                        Fund will pay the  Adviser a  monthly  fee (the  "Management
                                                        Fee")  computed at the annual rate of 1.35% of the aggregate value of  outstanding  Interests  determined  as of the last day of the month  (before any  repurchases  of  Interests or
                                                        Incentive  Allocations).  See  "Management  of the Fund." In
                                                        addition,  the Adviser (or an affiliated  company designated by the  Adviser)  is  entitled  to be the  special  advisory member of the Fund (the  "Special  Advisory  Member") and to receive  in  such  capacity  a  performance-based  incentive allocation  that is  determined  as a percentage  of the net profits of the Fund  otherwise  allocable to each Member and allocated  to a  capital  account  in  the  Fund  maintained solely for this purpose (the  "Special  Advisory  Account").
                                                        See "Fund Fees and Expenses--Incentive Allocation."
The Investment Manager                                  The Fund's investment  manager,  Tremont Partners,  Inc., is responsible for providing day-to-day  investment  management services  to the Fund,  subject  to the  supervision  of the
                                                        Adviser.   Since  1984,  the  Investment   Manager  and  its
                                                        affiliates have provided  alternative  investment  solutions to a diverse client base, including financial  institutions, mutual funds, other investment  companies and high net worth
                                                        individuals.    These   services    include   tracking   and
                                                        evaluating  over  2,000  domestic  and  offshore  investment funds.  The  Investment  Manager  and  its  affiliates  were responsible  for the allocation of over $8 billion of client
                                                        assets  among  alternative  investment  strategies,   as  of
                                                        September  30,  2001.  In   consideration  of  the  services
                                                        provided  by the  Investment  Manager,  the  Adviser  pays a monthly  fee  to the  Investment  Manager,  computed  at the annual rate of 0.675% of the aggregate  value of outstanding
                                                        Interests  determined  as of  the  last  day  of  the  month
                                                        (before  any   repurchases   of   Interests   or   Incentive
                                                        Allocations).  See "Management  of the  Fund." In  addition, the Adviser has  designated  the  Investment  Manager as the
                                                        Special  Advisory  Member and  therefore  it is  entitled to receive  in  such  capacity  a  performance-based  incentive allocation  that is  determined  as a percentage  of the net profits of the Fund  otherwise  allocable to each Member and allocated to the Special Advisory Account.

Incentive Allocation                                    The Adviser (or an  affiliated  company of the Adviser  that it  designates)  is entitled to receive a  performance-based allocation  equal to 10% of the net  profits,  if any,  that otherwise  would have been  credited to the capital  account of each Member (the  "Incentive  Allocation"),  subject to a
                                                        "high water mark" and "hurdle  rate"  described  below.  The
                                                        Incentive  Allocation  will be  debited  from each  Member's
                                                        capital  account  and  credited  to  the  Special   Advisory
                                                        Account,  and  generally  will be made as of the end of each fiscal year and tax year  (commencing  December  31,  2002), and  upon  the  repurchase  of  the  Member's  Interest  (or portion thereof).

                                                        The Incentive  Allocation  will be made only with respect to net  profits  allocable  to a  Member  that  exceed  any net losses  previously  debited  to the  capital  account of the
                                                        Member   which   have  not  been   offset  by  net   profits
                                                        subsequently  credited to the capital  account of the Member
                                                        (subject to  proportionate  reduction  of such net losses in making  this  computation  if  a  portion  of  the  Member's interest has been  repurchased  by the Fund).  This is known as  a  "high  water  mark"  calculation.  In  addition,  the
                                                        Incentive  Allocation  will be made  only if the  percentage increase  in the  value  of  the  Member's  capital  account during  the period  for which the  allocation  is being made
                                                        (adjusted for any  additional  investments  in the Fund made by the Member and any  repurchases  by the Fund of a portion
                                                        of  the  Member's   Interest  during  the  period),   before
                                                        reduction for the Incentive  Allocation) exceeds the "Hurdle
                                                        Rate." The Hurdle Rate is a  non-cumulative  annualized rate of  return  equal  to 8% per  annum.  The  Adviser  (or  its designated  affiliate) may withdraw any Incentive Allocation credited  to  the  Special  Advisory  Account  at  any  time following  the date on which  the  Incentive  Allocation  is
                                                        made.    See "Management of the Fund--Incentive Allocation."

                                                        As  authorized  and  provided by the LLC  Agreement  and the
                                                        Advisory   Agreement,   the  Advisor  has   designated   the
                                                        Investment  Manager as the  Special  Advisory  Member of the
                                                        Fund  entitled  to receive  the  Incentive  Allocation.  See
                                                        "Management of the Fund--General."
Investor Servicing Fee                                  The Fund will pay an investor  servicing  fee to OFDI.  This fee will be paid  quarterly  and computed at the annual rate of  0.75%  based  on  the  value  of  outstanding  Interests determined  as of the last  day of each  month  (before  any repurchases  of Interests or the  Incentive  Allocation).  A portion of the investor  servicing  fee will be reallowed by
                                                        OFDI to brokers and dealers that have entered into  investor servicing  agreements  with the Fund  based on the  value of outstanding  Interests  owned by  customers  of such brokers and dealers.  OFDI or its  affiliates may pay from their own resources additional  compensation to brokers and dealers in connection  with the sale and  distribution  of Interests or servicing of investors.  See "Plan of Distribution."
Administrative Fee                                      The Fund will pay  _______,  the Fund's  administrator  (the
                                                        "Administrator"),  a monthly  fee not to  exceed  __% of the
                                                        Fund's net  assets on an annual  basis in  consideration  of certain  administrative,  accounting  and investor  services provided  by  the  Administrator,  and  will  reimburse  the
                                                        Administrator  for  certain  out-of-pocket   expenses.   See
                                                        "Management of the Fund--Administrator and Custodian."
Borrowing                                               The  Fund is  authorized  to  borrow  money  for  investment
                                                        purposes,   to  meet   repurchase   requests  and  for  cash
                                                        management  purposes.  Borrowings by the Fund, including any borrowings on behalf of Portfolio Accounts,  will be subject to a 300% asset  coverage  requirement  under the Investment
                                                        Company Act.  Borrowings by Portfolio  Funds are not subject
                                                        to  this  requirement.   Any  borrowings  by  the  Fund  for
                                                        investment  purposes (a practice know as "leverage") will be made  solely for  Portfolio  Accounts  and  involve  certain
                                                        risks.   See  "Risk  Factors  -  Leverage;   Borrowing"  and
                                                        "Investment  Objective and Principal Strategies - Borrowing;
                                                        Use of Leverage."
Investor Qualifications                                 Interests  will be sold only to investors who represent that they have a net worth of more than  $1,500,000  (with  their spouses) or who  otherwise are  "qualified  clients" as that term is defined by Rule 205-3 under the Investment  Advisers
                                                        Act  of  1940,  as  amended  (the  "Advisers   Act")  (These
                                                        investors are referred to below as  "Qualified  Investors").
                                                        Interests are being offered only to investors  that are U.S.
                                                        persons  for  Federal  income  tax  purposes  and may not be
                                                        purchased  by  charitable   remainder   trusts.   Generally,
                                                        investors may hold  Interests  only through OFDI or a broker or dealer that has  entered  into a selling  agreement  with
                                                        OFDI.

                                                        Before an  investor  may  invest  in the  Fund,  OFDI or the investor's  financial advisor or sales  representative  will require  a  certification  from  the  investor  that it is a
                                                        Qualified  Investor  and  that  it  will  not  transfer  its
                                                        Interest  except  in  the  limited  circumstances  permitted
                                                        under   the   LLC   Agreement.   (The   form   of   investor
                                                        certification  that each  investor  will be asked to sign is
                                                        attached  to  this   prospectus   as  Appendix   B.)  If  an
                                                        investor's  certification  is not  received on or before the date Interests are to be issued,  the Investor's  order will not be accepted.  See "Investor Qualifications."
Investor Suitability                                    An investment in the Fund involves substantial risks.

                                                        It is possible  that an investor may lose some or all of its
                                                        investment.   Before  making  an  investment  decision,   an
                                                        investor   should  (i)  consider  the  suitability  of  this
                                                        investment  with respect to its  investment  objectives  and personal  situation  and (ii)  consider  factors such as its
                                                        personal  net  worth,   income,   age,  risk  tolerance  and
                                                        liquidity needs.
The Offering                                            The Fund is offering  $50,000,000 in Interests through OFDI, the Fund's  distributor and through brokers and dealers that have entered into selling  agreements  with OFDI.  See "Plan of  Distribution."  OFDI may  accept  orders  for any lesser
                                                        amount.   It  is  expected  that  the  initial  offering  of
                                                        Interests  will close on January 2, 2002.  Subsequent to the initial  offering,  Interests  will  be  offered  and may be purchased  on a monthly  basis or at such other times as may be determined by the Board.

                                                        The minimum  initial  investment  in the Fund by an investor
                                                        is  $100,000.   Subsequent  investments  must  be  at  least
                                                        $25,000.  Investments  of less than  $500,000 are subject to a sales load of 2.5% and  investments  of  $500,000  or more will be  subject  to a  sales  load of  1.5%,  in each  case computed  as a  percentage  of the  public  offering  price.
                                                        Reduced minimum investment  requirements apply, and no sales load will be charged,  to certain  types of  investors.  See
                                                        "Plan of Distribution."

                                                        OFDI  and  brokers  and  dealers   that  have  entered  into
                                                        investor  servicing  agreements  with OFDI will also receive
                                                        investor      servicing      fees.      See     "Plan     of
                                                        Distribution--Investor  Servicing Fee." In addition,  OFDI or its affiliates  may pay from their own resources  additional compensation  to brokers or dealers  that sell  Interests to their customers.
Distribution Policy                                     The  Fund  has  no  present  intention  of  making  periodic distributions  of its  net  income  or  gains,  if  any,  to
                                                        Members.  The  amount  and times of  distributions,  if any, will be  determined  in the sole  discretion  of the  Board.
                                                        Whether  or not  distributions  are  made,  Members  will be required  each  year to pay  applicable  Federal  and  state income taxes.
Unlisted Closed-End Structure;                          The  Fund is a  closed-end  management  investment  company.
   Limited Liquidity and                                Closed-end funds differ from open-end management  investment
   Transfer Restrictions                                companies   (commonly   known  as  mutual   funds)  in  that
                                                        investors in a  closed-end  fund,  such as the Fund,  do not have the right to redeem  their  shares  or  interests  on a daily basis.

                                                        In addition,  there is no public  market for  Interests  and none is expected to develop.  With very limited  exceptions,
                                                        Interests  are  not  transferable,  and  liquidity  will  be provided  only through  repurchase  offers made from time to time  by  the  Fund,  as  described  below.  If an  investor attempts to transfer  its  Interest in  violation of the LLC
                                                        Agreement,  the transfer  will not be permitted  and will be void. An  investment in the Fund is therefore  suitable only for  investors  who can bear the risks  associated  with the limited  liquidity  of  Interests  and should be viewed as a long-term investment.
                                                        Interests  generally  may be  held  only  through  OFDI or a broker or dealer that has entered  into a selling  agreement with OFDI.
Repurchases of Interests                                No Member  will have the right to require the Fund to redeem the  Member's  Interest.  The  Fund  from  time to time  may
                                                        offer  to  repurchase   outstanding  Interests  pursuant  to
                                                        written tenders by Members.  Repurchase  offers will be made at such times and on such terms as may be  determined by the
                                                        Board in its sole  discretion.  The Adviser  expects that it
                                                        will   recommend  to  the  Board  that  the  Fund  offer  to
                                                        repurchase   Interests   as  of   December   31,  2002  and,
                                                        thereafter,  twice each year, as of the last business day of
                                                        March  and   September.   Interests  are  not  eligible  for
                                                        repurchase  until  the  end of the  twelfth  calendar  month following the date of a Member's  initial  investment in the
                                                        Fund.  The LLC  Agreement  provides  that the  Fund  will be dissolved if the  Interest of any Member that has  submitted a  written  request  for  repurchase  of  its  Interest,  in accordance  with  the  terms of the LLC  Agreement,  has not been  repurchased  by the Fund  within a period of two years after the Member's request.

                                                        If a  repurchase  offer is  oversubscribed  by  Members  who tender  Interests,  the Fund will repurchase only a pro rata portion  of  the  Interests  tendered  by  each  Member.  In addition,  the Fund may  redeem  all or part of an  Interest if,  among other  reasons,  the Adviser  determines  that it would be in the  best  interests  of the Fund to do so.  See
                                                        "Repurchases  of  Interests  and   Transfers--No   Right  of
                                                        Redemption" and "--Repurchases of Interests."
Taxation
                                                        Counsel  to the Fund will  render an  opinion  that the Fund will be treated as a partnership  and not as an  association taxable as a  corporation  for Federal  income tax purposes.
                                                        Counsel  to the Fund  also will  render  its  opinion  that,
                                                        under  a  "facts  and  circumstances"   test  set  forth  in
                                                        regulations  adopted by the U.S.  Treasury  Department,  the
                                                        Fund will not be treated as a "publicly traded  partnership"
                                                        taxable  as a  corporation.  Accordingly,  the  Fund  should not be subject to Federal  income tax,  and each Member will be  required  to report on its own annual  tax  return  such
                                                        Member's  distributive share of the Fund's taxable income or loss.

                                                        If it were  determined that the Fund should be treated as an association or a publicly  traded  partnership  taxable as a corporation  (as a result of a  successful  challenge to the opinions rendered by counsel to the Fund or otherwise),  the taxable  income of the Fund would be  subject  to  corporate income tax and any  distributions  of profits  from the Fund would be treated as dividends.  See "Taxes."
ERISA Plans And Other                                   Because  the Fund and  Portfolio  Funds in which it  invests
   Tax-Exempt Entities                                  may  use  leverage,   investors   subject  to  the  Employee
                                                        Retirement  Income  Security Act of 1974 ("ERISA") and other tax-exempt  investors  may incur income tax liability to the extent the Fund's  transactions  are  treated as giving rise to  unrelated  business  taxable  income.  The  Fund  is not designed for investment by charitable  remainder trusts and, therefore,  such  trusts  may not  purchase  Interests.  See
                                                        "Taxes."
Risks and Special Considerations                        An  investment in the Fund  involves  substantial  risks and special considerations, including the following:
                                                        o        Investing  in the  Fund  can  result  in a loss  of
                                                                 capital invested.
                                                        o        Various risks are  associated  with the  securities
                                                                 and other  instruments in which Portfolio  Managers
                                                                 may   invest   and   the   specialized   investment
                                                                 techniques they may use.
                                                        o        The Fund is, and  certain  Portfolio  Funds may be,
                                                                 newly formed and have no operating histories.
                                                        o        Interests are subject to  substantial  restrictions
                                                                 on transfer and have limited liquidity.
                                                        o        The Fund is a non-diversified fund.
                                                        o        Portfolio    Managers    will   charge   the   Fund
                                                                 asset-based   fees  and  typically   will  also  be
                                                                 entitled      to     receive      performance-based
                                                                 allocations.  These  are in  addition  to the  fees
                                                                 and  performance-based  allocation  imposed  by the
                                                                 Fund.
                                                        o        Performance-based     allocations     may    create
                                                                 incentives   for  the   Investment   Manager  or  a
                                                                 Portfolio Manager to make risky investments.
                                                        o        The  Adviser,   Investment  Manager  and  Portfolio
                                                                 Managers have conflicts of interest.
                                                        o        Portfolio  Funds  generally  will not be registered
                                                                 as  investment   companies   under  the  Investment
                                                                 Company Act.
                                                        o        The Investment  Manager may have little or no means
                                                                 of independently  verifying information provided by
                                                                 Portfolio Managers.
                                                        o        Investors    will   bear   fees,    expenses    and
                                                                 performance-based  allocations  at the  Fund  level
                                                                 and  also  at  the  Portfolio   Fund  or  Portfolio
                                                                 Account level.
                                                        o        The  Fund  may  be  subject  to   performance-based
                                                                 allocations  by  Portfolio  Managers  even  if  the
                                                                 Fund's overall returns are negative.
                                                        o        Portfolio  Managers may, in pursuing  independently
                                                                 of  one   another   their   respective   investment
                                                                 objectives,  effect offsetting transactions,  which
                                                                 could  result  in the  Fund  bearing  transactional
                                                                 costs without obtaining any benefit.
                                                        o        The  Fund  may make  additional  investments  in or
                                                                 effect  withdrawals  from  Portfolio  Funds only at
                                                                 certain times.
                                                        o        The Fund may receive  securities  that are illiquid
                                                                 or   difficult   to   value  in   connection   with
                                                                 withdrawals and distributions from Portfolio Funds.

                                                        o        Delays in  Portfolio  Manager  reporting  may delay
                                                                 reports  to  Members  and  require  Members to seek
                                                                 extensions  of  the  deadline  to  file  their  tax
                                                                 returns.
                                                        o        The fees and performance-based  allocations payable
                                                                 by the Fund and  Members  are higher  than those of
                                                                 most other registered investment companies.

                                                        In view  of the  risks  noted  above,  the  Fund  should  be considered a speculative  investment  and  investors  should invest in the Fund only if they can sustain a complete  loss of their investment.

                                                        No guarantee or  representation  is made that the investment program  of  the  Fund  or any  Portfolio  Manager  will  be successful,  that the various  Portfolio  Managers  selected will produce  positive returns or that the Fund will achieve its investment objective.
                                                        See "Risk Factors."

SUMMARY OF FUND EXPENSES

                  The  following  table  illustrates  the expenses and fees that the Fund expects to incur and that investors can expect to bear.

Investor Transaction Expenses
     Maximum Sales load (as a percentage of offering price).....................2.50% (1)
     Maximum redemption fee.....................................................None
Annual Expenses (as a percentage of net assets attributable to
     Interests)
     Management Fee.............................................................1.35%
     Incentive Allocation.......................................................10% of net profits (2)
     Investor Servicing Fee.....................................................0.75%
     Other expenses............................................................._____%

     Total annual expenses (other than Incentive Allocation
     and interest expense)......................................................_____%

     (1)      Investments  of less than  $500,000 are subject to a sales load of 2.5% and  investments  of $500,000 or more  will be  subject  to a sales  load of  1.5%,  in each  case as a  percentage  of the  public offering  price.  No sales  load  will be  charged  to  certain  types  of  investors.  See  "Plan of
              Distribution."

     (2)      The Adviser (or a designated  affiliate  of the  Adviser) is entitled to receive a  performance-based allocation  equal to 10% of the net profits,  if any, that otherwise  would have been credited to the capital  account of each  Member  (the  "Incentive  Allocation"),  subject to a "high water mark" and
              "hurdle  rate." The  Incentive  Allocation  will be debited from each  Member's  capital  account and credited to a capital account in the Fund maintained  solely for this purpose (the "Special  Advisory
              Account"),  and  generally  will be made as of the end of each fiscal  year and tax year  (commencing
              December 31, 2002),  and upon the  repurchase of the Member's  Interest (or a portion  thereof).  See
              "Management of the Fund--Incentive Allocation."

                  The purpose of the table above is to assist  prospective  investors in understanding  the various costs and expenses  investors in the Fund will bear directly or indirectly.  "Other  expenses," as shown above,  is an estimate,  assuming Fund net assets of $___ million.  For a more complete  description  of the various costs and expenses of the Fund, see "Management of the Fund."

                                                                              Example 1
                                                                              ---------

                                                              1 Year           3 Years
                                                              ------           -------
An investor would pay the following expenses
on a $1,000 investment, assuming a
5% annual return that exceeds the rate of return of the
two-year U.S. Treasury note first issued in each period:      $_____            $_____
                                                                              Example 2
                                                                              ---------

                                                              1 Year           3 Years
                                                              ------           -------
An investor would pay the following expenses
on a $100,000 investment, assuming a
5% annual return that exceeds the rate of return of the
two-year U.S. Treasury note first issued in each period:      $_____            $_____

                  The  Examples  are  based on the fees and  expenses  set forth  above,  including  the  Incentive
Allocation,  and should not be  considered a  representation  of future  expenses.  The Fund's  organizational  and offering  costs are not  reflected  in the table or in the  Examples.  Actual  expenses may be greater or less than those shown,  and the Fund's actual rate of return may be greater or less than the  hypothetical  5% return assumed in the Examples.  If the actual rate of return exceeds 5%, the dollar  amounts of expenses  could be  significantly higher as a result of the Incentive Allocation.

RISK FACTORS

                  An investment in the Fund involves  substantial risks,  including the risk that the entire amount invested  may be lost.  The Fund  allocates  its assets to Portfolio  Managers and invests in Portfolio  Funds that invest in and  actively  trade  securities  and other  financial  instruments  using a variety  of  strategies  and investment  techniques  that may involve  significant  risks.  Various risks are also associated with an investment in the Fund,  including risks relating to the  multi-manager  structure of the Fund, risks relating to compensation arrangements and risks relating to the limited liquidity of Interests.

                  Prospective   investors  should  consider  the  following  factors  in  determining   whether  an
investment  in the Fund is a suitable  investment.  However,  the risks  enumerated  below  should not be viewed as encompassing  all of the risks  associated with an investment in the Fund.  Prospective  investors should read this entire  prospectus  and the statement of additional  information of the Fund (the "SAI") and consult with their own advisers before deciding  whether to invest.  In addition,  as the Fund's  investment  program develops and changes over time (subject to limitations  established by the Fund's investment  policies and restrictions),  an investment in the Fund may in the future be subject to additional and different risk factors.

INVESTMENT-RELATED RISKS

                  General  Economic  and Market  Conditions.  The success of the Fund's  investment  program may be affected by general  economic and market  conditions,  such as interest rates,  availability  of credit,  inflation rates,  economic  uncertainty,  changes in laws,  and national and  international  political  circumstances.  These factors  may affect  the level and  volatility  of  securities  prices and the  liquidity  of  investments  held by
Portfolio  Funds  and  Portfolio   Accounts.   Unexpected   volatility  or  illiquidity  could  impair  the  Fund's
profitability or result in losses.

                  Highly  Volatile  Markets.  The prices of commodities  contracts and all derivative  instruments, including  futures and options,  can be highly volatile.  Price movements of forward,  futures and other derivative contracts  in which a Portfolio  Fund's or Portfolio  Account's  assets may be invested  are  influenced  by, among other things,  interest  rates,  changing supply and demand  relationships,  trade,  fiscal,  monetary and exchange control  programs and policies of  governments,  and national and  international  political and economic events and policies.  In addition,  governments from time to time intervene,  directly and by regulation,  in certain markets, particularly  those  in  currencies,  financial  instruments,  futures  and  options.  Such  intervention  often is intended  directly to influence  prices and may,  together  with other  factors,  cause all of such markets to move rapidly in the same  direction  because of, among other things,  interest rate  fluctuations.  Portfolio  Funds and
Portfolio  Accounts are also subject to the risk of the failure of any exchanges on which their  positions trade or of the clearinghouses for those exchanges.

                  Risks of Securities  Activities.  All  securities  investing and trading  activities  involve the risk of loss of capital.  While the  Investment  Manager  will  attempt to moderate  these  risks,  there can be no assurance that the Fund's  investment  activities  will be successful or that Members will not suffer  losses.  The following  discussion sets forth some of the more significant risks associated with the Portfolio  Managers' styles of investing:

                  Equity  Securities.  Portfolio  Managers'  investment  portfolios  may  include  long  and  short positions in common stocks,  preferred stocks and convertible  securities of U.S. and non-U.S.  issuers.  Portfolio
Managers also may invest in depository  receipts relating to non-U.S.  securities.  Equity securities  fluctuate in value,  often based on factors  unrelated to the value of the issuer of the securities,  and such  fluctuations can be pronounced.

                  Fixed-Income  Securities.  The value of  fixed-income  securities  in which  Portfolio  Funds and
Portfolio  Accounts invest will change in response to  fluctuations  in interest  rates. In addition,  the value of certain  fixed-income  securities  can  fluctuate  in  response  to  perceptions  of credit  worthiness,  political
stability  or  soundness  of  economic   policies.   Valuations  of  other   fixed-income   instruments,   such  as
mortgage-backed  securities,  may  fluctuate  in response to changes in the  economic  environment  that may affect future cash flows.

                  Non-U.S.  Investments.  It is expected that  Portfolio  Funds and Portfolio  Accounts will invest in securities of non-U.S.  companies and countries.  Investing in these securities involves certain  considerations not usually associated with investing in securities of U.S. companies or the U.S.  government,  including political and economic  considerations,  such as greater risks of expropriation and nationalization,  confiscatory  taxation, the potential  difficulty of repatriating  funds,  general social,  political and economic  instability and adverse diplomatic  developments;  the  possibility  of imposition of  withholding  or other taxes on dividends,  interest, capital gain or other  income;  the small size of the  securities  markets in such  countries and the low volume of trading,  resulting in potential lack of liquidity and in price  volatility;  fluctuations  in the rate of exchange between  currencies  and costs  associated  with  currency  conversion;  and certain  government  policies that may restrict  a  Portfolio  Manager's  investment  opportunities.  In  addition,  accounting  and  financial  reporting standards  that  prevail  in foreign  countries  generally  are not  equivalent  to United  States  standards  and, consequently,  less information is available to investors in companies  located in such countries than is available to investors in companies  located in the United  States.  Moreover,  an issuer of securities may be domiciled in a country other than the country in whose  currency the  instrument is  denominated.  The values and relative  yields of  investments in the securities  markets of different  countries,  and their  associated  risks,  are expected to change  independently  of each  other.  There is also less  regulation,  generally,  of the  securities  markets in foreign  countries  than  there is in the United  States.  In  addition,  unfavorable  changes in foreign  currency exchange  rate may adversely  affect the U.S.  dollar values of  securities  denominated  in foreign  currencies or traded in non-U.S.  markets.  Portfolio  Managers  may, but are  generally not required to hedge against such risk, and there is no assurance that any attempted hedge will be successful.

                  Illiquid   Portfolio   Investments.   Portfolio  Funds  and  Portfolio  Accounts  may  invest  in securities that are subject to legal or other  restrictions  on transfer or for which no liquid market exists.  The market prices,  if any, for such securities  tend to be volatile and a Portfolio Fund or Portfolio  Account may not be able to sell them when it desires to do so or to realize  what it  perceives to be their fair value in the event of a sale.  The sale of  restricted  and  illiquid  securities  often  requires  more  time and  results  in higher brokerage  charges or dealer  discounts  and other selling  expenses than does the sale of securities  eligible for trading on national securities  exchanges or in the  over-the-counter  markets.  Restricted  securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

                  The Portfolio  Managers may utilize a variety of special  investment  instruments  and techniques to hedge the  portfolios of the Portfolio  Funds against  various risks (such as changes in interest rates or other factors  that  affect  security  values) or for  non-hedging  purposes to pursue a  Portfolio  Fund's or  Portfolio
Account's  investment  objective.  These strategies may be executed  through  derivative  transactions.  Certain of the special  investment  instruments and techniques that the Portfolio Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

                  Derivatives.  Derivatives  are securities and other  instruments  the value or return of which is based on the  performance of an underlying  asset,  index  interest rate or other  investment.  Derivatives  may be volatile and involve  various risks,  depending upon the derivative and its function in a portfolio.  Special risks may apply to instruments  that are invested in by Portfolio  Funds or Portfolio  Accounts in the future that cannot be determined at this time or until such  instruments  are developed or invested in by Portfolio Funds or Portfolio
Accounts.  Certain  swaps,  options  and other  derivative  instruments  may be subject to various  types of risks, including market risk,  liquidity risk, the risk of non-performance  by the counterparty,  including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk.

                  Call and Put  Options.  There are risks  associated  with the sale and  purchase  of call and put options.  The seller  (writer) of a call option which is covered (e.g.,  the writer holds the underlying  security)
assumes  the risk of a decline in the market  price of the  underlying  security  below the  purchase  price of the underlying  security less the premium  received,  and gives up the opportunity for gain on the underlying  security above  the  exercise  price  of the  option.  The  seller  of an  uncovered  call  option  assumes  the  risk  of a theoretically  unlimited  increase in the market price of the  underlying  security above the exercise price of the option.  The  securities  necessary  to satisfy the  exercise of the call option may be  unavailable  for  purchase except at much higher  prices.  Purchasing  securities  to satisfy the exercise of the call option can itself cause the price of the securities to rise further,  sometimes by a significant  amount,  thereby  exacerbating  the loss.
The buyer of a call option  assumes the risk of losing its entire premium  invested in the call option.  The seller
(writer)  of a put option  which is covered  (e.g.,  the writer has a short  position in the  underlying  security)
assumes  the risk of an  increase  in the  market  price of the  underlying  security  above  the  sales  price (in establishing  the  short  position)  of the  underlying  security  plus  the  premium  received,  and  gives up the opportunity  for gain on the  underlying  security  below  the  exercise  price of the  option.  The  seller  of an uncovered  put option  assumes  the risk of a decline  in the market  price of the  underlying  security  below the exercise price of the option.  The buyer of a put option assumes the risk of losing his entire premium  invested in the put option.

                  Hedging  Transactions.  The  Portfolio  Managers may utilize a variety of financial  instruments, such as  derivatives,  options,  interest  rate swaps,  caps and floors,  futures and forward  contracts to seek to hedge  against  declines in the values of their  portfolio  positions  as a result of changes in currency  exchange rates,  certain  changes in the equity  markets and market  interest rates and other events.  Hedging  transactions may also limit the opportunity for gain if the value of the hedged  portfolio  positions  should  increase.  It may not be possible for the Portfolio  Managers to hedge  against a change or event at a price  sufficient to protect a
Portfolio  Fund's or Portfolio  Account's assets from the decline in value of the portfolio  positions  anticipated as a result of such  change.  In addition,  it may not be possible to hedge  against  certain  changes or events at all.  While a Portfolio  Manager may enter into such  transactions  to seek to reduce  currency  exchange  rate and interest  rate  risks,  or the risks of a decline in the equity  markets  generally  or one or more  sectors of the equity markets in particular,  or the risks posed by the occurrence of certain other events,  unanticipated changes in currency or interest  rates or  increases or smaller than  expected  decreases in the equity  markets or sectors being  hedged  or the  non-occurrence  of other  events  being  hedged  against  may  result  in a  poorer  overall performance  for the Fund than if the  Portfolio  Manager  had not  engaged  in any such  hedging  transaction.  In addition,  the degree of correlation  between price  movements of the  instruments  used in a hedging  strategy and price  movements  in the  portfolio  position  being  hedged  may vary.  Moreover,  for a variety of  reasons,  the
Portfolio  Managers  may not seek to establish a perfect  correlation  between  such  hedging  instruments  and the portfolio  holdings being hedged.  Such  imperfect  correlation  may prevent the Portfolio  Managers from achieving the intended hedge or expose the Fund to additional risk of loss.

                  Counterparty  Credit  Risk.  Many of the  markets  in which  the  Portfolio  Funds  or  Portfolio
Accounts effect their  transactions are  "over-the-counter"  or "inter-dealer"  markets.  The participants in these markets are  typically  not subject to credit  evaluation  and  regulatory  oversight  as are members of  "exchange based"  markets.  To the extent a Portfolio  Fund or Portfolio  Account  invests in swaps,  derivative or synthetic instruments,  or other  over-the-counter  transactions,  on these markets, it is assuming a credit risk with regard to  parties  with  whom it  trades  and may also  bear the risk of  settlement  default.  These  risks  may  differ materially  from those  associated  with  transactions  effected  on an  exchange,  which  generally  are backed by clearing  organization  guarantees,  daily  marking-to-market  and settlement,  and segregation and minimum capital
requirements  applicable  to  intermediaries.   Transactions  entered  into  directly  between  two  counterparties generally do not benefit from such  protections.  This  exposes a Portfolio  Fund or Portfolio  Account to the risk that a  counterparty  will not  settle a  transaction  in  accordance  with its terms and  conditions  because of a dispute  over the terms of the  contract  (whether or not bona fide) or because of a credit or  liquidity  problem,
                                                          ---- ----
thus causing the Portfolio Fund or Portfolio  Account to suffer a loss.  Such  counterparty  risk is accentuated in the case of  contracts  with  longer  maturities  where  events may  intervene  to prevent  settlement,  or where a
Portfolio  Fund  or  Portfolio  Account  has  concentrated  its  transactions  with a  single  or  small  group  of counterparties.  Portfolio  Funds and  Portfolio  Accounts are not  restricted  from  dealing  with any  particular counterparty  or  from  concentrating  any or  all of  their  transactions  with  one  counterparty.  However,  the
Investment  Manager,  with the intent to diversify,  intends to monitor  counterparty  credit exposure of Portfolio
Funds and  Portfolio  Accounts.  The ability of Portfolio  Funds and Portfolio  Accounts to transact  business with any one or number of  counterparties,  the lack of any  independent  evaluation of such  counterparties'  financial capabilities and the absence of a regulated  market to facilitate  settlement may increase the potential for losses by the Fund.

                  Leverage;  Interest  Rates;  Margin.  The Fund is  authorized  to  borrow  money  for  investment purposes,  to meet  repurchase  requests and for cash  management  purposes.  Portfolio  Funds  generally  are also permitted to borrow  money.  The Fund,  Portfolio  Funds and Portfolio  Accounts may directly or indirectly  borrow funds from brokerage  firms and banks.  Borrowing for investment  purposes is known as "leverage."  Portfolio Funds and Portfolio  Accounts may also "leverage" by using options,  swaps,  forwards and other  derivative  instruments.
Although leverage presents  opportunities for increasing total investment  return, it has the effect of potentially increasing  losses as well.  Any event that  adversely  affects  the value of an  investment,  either  directly  or indirectly,  by a Portfolio  Fund or Portfolio  Account could be magnified to the extent that leverage is employed.
The  cumulative  effect of the use of leverage,  directly or  indirectly,  in a market that moves  adversely to the investments  of the entity  employing  the  leverage  could result in a loss that would be greater than if leverage were not employed.  In addition,  to the extent that the Fund,  Portfolio Managers or Portfolio Funds borrow funds, the rates at which they can borrow may affect the  operating  results of the Fund.  Any  borrowings by the Fund for investment purposes will be made solely for Portfolio Accounts.

                  In  general,  the  anticipated  use of  short-term  margin  borrowings  by  Portfolio  Funds  and
Portfolio  Accounts results in certain  additional  risks.  For example,  should the securities that are pledged to brokers to secure margin  accounts  decline in value, or should brokers from which the Portfolio Funds or Portfolio
Funds have borrowed  increase their  maintenance  margin  requirements  (i.e.,  reduce the percentage of a position that can be  financed),  then the  Portfolio  Funds or  Portfolio  Accounts  could be subject  to a "margin  call,"
pursuant to which they must either  deposit  additional  funds with the broker or suffer  mandatory  liquidation of the pledged  securities to  compensate  for the decline in value.  In the event of a precipitous  drop in the value of the assets of a Portfolio  Fund or Portfolio  Account,  it might not be able to liquidate  assets quickly enough to pay off the  margin  debt and  might  suffer  mandatory  liquidation  of  positions  in a  declining  market  at relatively  low prices,  thereby  incurring  substantial  losses.  For these  reasons,  the use of  borrowings  for investment purposes is considered a speculative investment practice.

                  Short  Selling.  The  Portfolio  Managers may engage in short  selling.  Short  selling  involves selling  securities  that are not owned and borrowing the same  securities for delivery to the  purchaser,  with an obligation  to replace the borrowed  securities at a later date.  Short  selling  allows an investor to profit from declines in market prices to the extent such declines exceed the  transaction  costs and the costs of borrowing the securities.  A short sale creates the risk of an unlimited  loss,  as the price of the  underlying  security  could theoretically  increase  without  limit,  thus  increasing  the cost of buying those  securities to cover the short position.  There can be no assurance  that the  securities  necessary to cover a short  position  will be available for purchase.  Purchasing  securities to close out the short  position can itself cause the price of the securities to rise  further,  thereby  exacerbating  the loss.  For these  reasons,  short selling is considered a speculative investment practice.

GENERAL RISKS

                  Lack of Operating  History.  The Fund is a newly formed  entity that does not have any  operating history that investors can use to evaluate the Fund's  investment  performance.  Certain  Portfolio  Funds may also be newly  formed  entities  that have no  operating  histories.  In such cases,  the  Investment  Manager will have evaluated  the  past  investment  performance  of  Portfolio  Managers  or  their  personnel.  However,  this  past investment  performance  may not be indicative of the future  results of an investment in a Portfolio  Fund managed by a Portfolio  Manager.  Although the Investment  Manager,  its affiliates and their  personnel have  considerable experience  evaluating  the  performance of alternative  asset managers and providing  manager  selection and asset allocation  services to clients,  the Fund's investment  program should be evaluated on the basis that there can be no assurance that the Investment  Manager's  assessments of Portfolio  Managers,  and in turn their  assessments of the  short-term or long-term  prospects of  investments,  will prove  accurate.  Thus, the Fund may not achieve its investment objective and the Fund's net asset value may decrease.

                  Non-Diversified  Status.  The Fund is a  "non-diversified"  investment  company.  Thus, there are no percentage  limitations  imposed by the  Investment  Company Act on the percentage of the Fund's assets that may be  invested  in the  securities  of any one  issuer.  Also,  there are no  requirements  that the  investments  of
Portfolio  Funds be  diversified.  The  portfolio  of the Fund may  therefore  be subject to greater  risk than the portfolio of a similar  fund that  diversifies  its  investments.  In an attempt to offset this risk,  no more than
10% of the Fund's net assets will be  allocated to any one  Portfolio  Manager.  The  Investment  Manager  believes that this approach helps to reduce overall investment risk.

                  Incentive   Allocation.   Each   Portfolio   Manager   generally  will  be  entitled  to  receive
performance-based  allocations,  expected to range from 15% to 25% of net  profits.  Performance-based  allocations may create an incentive  for  Portfolio  Managers to make  investments  that are riskier or more  speculative  than those that might have been made in the absence of such  arrangements.  In addition,  because the  performance-based allocations  are  generally  calculated  on a basis that  includes  realized  and  unrealized  appreciation,  these allocations may be greater than if they were based solely on realized gains.

                  In  addition,   the  Adviser  (or  a  designated   affiliate  of  the  Adviser)  will  receive  a
performance-based  allocation  from the net  profits,  if any,  of the Fund,  subject  to a "high  water  mark" and
"hurdle rate" as described below (the  "Incentive  Allocation").  This special  allocation of 10% of the Fund's net profits  may  create an  incentive  to make  investment  decisions  on behalf of the Fund that are  riskier or more speculative  than  would  be the  case in the  absence  of the  Incentive  Allocation.  In  addition,  because  the
Incentive  Allocation is calculated on a basis that includes  unrealized  appreciation  of the Fund's  assets,  the
Incentive  Allocation  may be  greater  than if it were  based  solely  on  realized  gains.  See  "Fund  Fees  and
Expenses--Incentive Allocation."

                  Conflicts of Interest.  The Adviser,  the  Investment  Manager and their  affiliates,  as well as many of the Portfolio Managers and their respective  affiliates,  provide investment advisory and other services to clients  other than the Fund and  Portfolio  Funds.  In  addition,  investment  professionals  associated  with the
Adviser,  the Investment  Manager or Portfolio  Managers may carry on investment  activities for their own accounts and the  accounts of family  members  (collectively  with other  accounts  managed by the Adviser,  the  Investment
Manager  and  their  affiliates,  "Other  Accounts").  The Fund  and  Portfolio  Funds  have no  interest  in these activities.  As a result of the  foregoing,  the Adviser,  the  Investment  Manager and Portfolio  Managers will be engaged in substantial  activities  other than on behalf of the Fund and may have differing  economic  interests in respect of such  activities and may have conflicts of interest in allocating  investment  opportunities,  and their time, between the Fund and Other Accounts.

                  There may be circumstances  under which the Investment  Manager or a Portfolio Manager will cause one or more Other  Accounts to commit a larger  percentage  of their assets to an investment  opportunity  than the percentage  of the  Fund's  or a  Portfolio  Fund's  assets  they  commit  to such  investment.  There  also may be circumstances  under which the  Investment  Manager or a Portfolio  Manager  purchases or sells an  investment  for their Other  Accounts  and does not  purchase or sell the same  investment  for the Fund or a  Portfolio  Fund,  or purchases or sells an  investment  for the Fund and does not purchase or sell the same  investment  for one or more
Other  Accounts.  However,  it is the  policy of the  Investment  Manager,  and  generally  also the  policy of the
Portfolio Managers,  that:  investment  decisions for the Fund, Portfolio Accounts and Other Accounts be made based on a  consideration  of their  respective  investment  objectives  and policies,  and other needs and  requirements affecting each account that they manage;  and investment  transactions and  opportunities be fairly allocated among their clients, including the Fund and Portfolio Funds.

                  The Adviser,  the Investment  Manager,  Portfolio  Managers and their  respective  affiliates may have  interests in Other  Accounts they manage which differ from their  interests in the Fund and  Portfolio  Funds and may manage  such  accounts  on terms that are more  favorable  to them than the terms on which they  manage the
Fund or Portfolio  Funds.  In addition,  the  Investment  Manager and  Portfolio  Managers may charge fees to Other
Accounts and be entitled to receive  performance-based  incentive  allocations  from Other  Accounts that are lower than the fees and Incentive Allocation to which the Fund and its Members are subject.

                  Tax Risks.  A  noncorporate  Member's  share of the Fund's  investment  expenses  (including  the
Management Fee, the fee paid to the  Administrator  and any fee payable to the managers of a Portfolio Fund) may be subject to certain  limitations on  deductibility  for regular  Federal  income tax purposes.  Such expenses may be completely  disallowed for purposes of determining  the  noncorporate  Member's  alternative  minimum tax liability will apply.  (See "Taxes.")

                  Distributions  to  Members  and  Payment  of Tax  Liability.  The Fund  does not  intend  to make periodic  distributions  of its net income or gains,  if any, to Members.  Whether or not  distributions  are made,
Members will be required each year to pay applicable  Federal and state income taxes on their respective  shares of the Fund's taxable  income,  and may have to pay applicable  taxes from other sources.  The amount and times of any distributions will be determined in the sole discretion of the Board.  See "Taxes."

                  Possible  Delays in Reports to Members and Schedule  K-1s.  It is unlikely  that the Fund will be able to provide  final  Schedules  K-1 to Members for any given fiscal year until  significantly  after April 15 of the  following  year.  The Fund will  endeavor to provide  Members  with  estimates  of the taxable  income or loss allocated to their  investment  in the Fund on or before such date,  but final  Schedule K-1s will not be available until  completion  of the Fund's  annual  audit (which may be six months or more after  year-end).  Members will be required to obtain  extensions  of the filing  date for their  income tax  returns at both the  Federal,  state and local level.

                  Considerations  for  ERISA  Plans  and  Other  Tax-Exempt  Entities.  Investors  subject  to  the
Employee  Retirement Income Security Act of 1974, as amended ("ERISA"),  and other tax-exempt  entities,  including employee benefit plans,  Individual  Retirement  Accounts and 401(k) and Keogh Plans, may purchase  Interests.  The
Fund's assets should not be considered  to be "plan assets" for purposes of ERISA's  fiduciary  responsibility  and prohibited  transaction  rules or similar  provisions  of the Code.  Because  the Fund and the  Portfolio  Funds in
which it invests may use  leverage,  a tax-exempt  investor may incur income tax liability to the extent the Fund's transactions  are treated as giving rise to unrelated  business  taxable  income.  (See  "Taxes.")  The Fund is not designed for investment by charitable remainder trusts and, therefore, such trusts may not purchase Interests.

SPECIAL RISKS OF MULTI-MANAGER STRUCTURE

                  Portfolio  Funds  generally will not be registered as investment  companies  under the Investment
Company Act and, therefore,  the Fund will not have the benefit of various  protections  afforded by the Investment
Company Act with  respect to its  investments  in  Portfolio  Funds.  Although the  Investment  Manager  expects to receive  detailed  information  from each Portfolio  Manager  regarding its investment  performance  and investment strategy  on a regular  basis,  in most  cases  the  Investment  Manager  has  little or no means of  independently verifying this  information.  A Portfolio  Manager may use  proprietary  investment  strategies  that are not fully disclosed  to the  Investment  Manager,  which  may  involve  risks  under  some  market  conditions  that  are not anticipated by the Investment Manager.

                  By  investing  in the  Portfolio  Funds  and  Portfolio  Accounts  indirectly  through  the Fund, investors  bear  asset-based  fees and  performance-based  allocations  at the Fund level and the Portfolio Fund or
Portfolio  Account level.  Similarly,  Members bear a proportionate  share of the other  operating  expenses of the
Fund (including the Investor Servicing Fee and administrative  expenses) and,  indirectly,  similar expenses of the
Portfolio Funds and Portfolio  Accounts.  An investor who meets the conditions  imposed by the Portfolio  Managers, including  investment  minimums  that may be  considerably  higher than the $100,000  minimum  imposed by the Fund, could invest directly with the Portfolio Managers.

                  Each  Portfolio  Manager will receive any  performance-based  allocation  to which it is entitled irrespective of the investment  performance of other Portfolio  Managers or the investment  performance of the Fund generally.  Thus, a Portfolio  Manager with positive  investment  performance will receive this allocation from the
Fund  (and  indirectly  from  Members)  even if the  Fund's  overall  investment  return  is  negative.  Investment decisions of the Portfolio  Managers are made  independently  of each other. As a result,  at any particular  time, one  Portfolio  Manager may be  purchasing  shares of an issuer for a Portfolio  Fund or  Portfolio  Account  whose shares are being sold by another  Portfolio Manager for another  Portfolio Fund or Portfolio  Account.  In any such situations,  the Fund could indirectly incur certain  transaction  costs without  accomplishing  any net investment result.

                  Since the Fund may make  additional  investments in or effect  withdrawals  from a Portfolio Fund only at certain times  pursuant to  limitations  set forth in the governing  documents of the Portfolio  Fund,  the
Fund from time to time: may have to invest a greater portion of its assets  temporarily in money market  securities than it otherwise might wish to invest;  may have to borrow money to repurchase  Interests;  and may not be able to withdraw its  investment  in a Portfolio  Fund  promptly  after it has made a decision to do so. This may adversely affect the Fund's investment return or increase the Fund's expenses.

                  Portfolio  Funds may be  permitted  to redeem  their  interests  in-kind.  Thus,  upon the Fund's withdrawal  of all or a portion of its  interest in a Portfolio  Fund,  the Fund may  receive  securities  that are illiquid or difficult to value. In these  circumstances,  the Adviser would seek to dispose of these  securities in a manner that is in the best interests of the Fund.

                  The Fund  may  agree to  indemnify  certain  of the  Portfolio  Funds  and,  subject  to  certain limitations  imposed by the Investment Company Act, the Portfolio Managers from liability,  damage, cost or expense arising out of, among other things, certain acts or omissions.

                  Portfolio  Account  Allocations.  The Fund may on  occasion  allocate  its assets to a  Portfolio
Manager by retaining the Portfolio  Manager to manage a Portfolio  Account for the Fund,  rather than invest in the
Portfolio Manager's Portfolio Fund.  Portfolio Accounts can expose the Fund to theoretically  unlimited  liability, and it is possible,  given the leverage at which certain of the Portfolio  Managers will trade, that the Fund could lose more in a Portfolio  Account that is managed by a particular  Portfolio Manager than the Fund has allocated to such Portfolio  Manager to invest.  This risk may be avoided if the Fund,  instead of retaining a Portfolio Manager to manage a  separate  account  comprised  of a  designated  portion  of the  Fund's  assets,  creates  a  separate investment  vehicle for which a Portfolio  Manager will serve as general  partner and in which the Fund will be the sole limited  partner.  Use of this structure,  however,  involves  various  expenses,  and there is no requirement that separate investment vehicles be created for Portfolio Accounts.

                  Estimates.  In most  cases,  the Fund will have  little  ability  to assess the  accuracy  of the valuations  received from a Portfolio  Manager  regarding a Portfolio  Fund.  Furthermore,  these  valuations  will typically be estimates  only,  subject to revision  based on each Portfolio  Fund's annual audit.  Revisions to the
Fund's gain and loss  calculations  will be an ongoing process,  and no appreciation or depreciation  figure can be considered final until the Fund's annual audit is completed.

                  Certain  securities in which  Portfolio  Funds invest may not have readily  ascertainable  market prices.  These securities will  nevertheless  generally be valued by Portfolio  Managers,  which valuations will be conclusive with respect to the Fund, even though  Portfolio  Managers will generally face a conflict of interest in valuing such securities  because the values given to the securities  will affect the  compensation of the Portfolio
Managers.  Any such  securities  held by a Portfolio  Account will be valued at their "fair value" as determined in good faith by the Board.

                  Limited Liquidity;  In-kind  Distributions.  An investment in the Fund provides limited liquidity since  Interests  may be held only  through  OFDI or a broker or dealer that has entered  into a selling  agreement with OFDI,  and Members  will not be able to redeem  Interests  on a daily basis  because the Fund is a  closed-end fund. In addition,  with very limited  exceptions,  Interests are not transferable,  and liquidity will be provided only  through  repurchase  offers  made from  time to time by the  Fund.  An  investment  in the Fund is  therefore suitable only for investors who can bear the risks  associated  with the limited  liquidity of Interests and should be viewed as a long-term investment.

                  Payment for repurchased  Interests may require the Fund to liquidate  portfolio  holdings earlier than the Adviser would otherwise  liquidate these holdings,  potentially  resulting in losses, and may increase the
Fund's  portfolio  turnover.  The Adviser intends to take measures  (subject to such policies as may be established by the Board) to attempt to avoid or minimize  potential  losses and  turnover  resulting  from the  repurchase  of
Interests.

                  If a Member  tenders its Interest (or a portion of its Interest) in connection  with a repurchase offer made by the Fund,  that  tender may not be  rescinded  by the Member  after the date on which the  repurchase offer  terminates.  However,  the value of Interests that are tendered by Members  generally will not be determined until a date  approximately  one month  later and will be based on the value of the Fund's  assets as of such later date. A Member will thus continue to bear  investment  risk after an Interest is tendered for  repurchase and until the date as of which the Interest is valued for purposes of  repurchase.  The Fund  expects to  distribute  cash to the  holders  of  Interests  that are  repurchased.  However,  there  can be no  assurance  that the Fund will have sufficient  cash to pay for Interests that are being  repurchased or that it will be able to liquidate  investments at  favorable  prices  to pay for  repurchased  Interests.  Although  the Fund  does not  generally  intend to make distributions  in-kind,  under the foregoing  circumstances,  and in other circumstances where the Board determines that making a cash  payment  would  result in a material  adverse  effect on the Fund or on Members  not  tendering
Interests for repurchase,  Members may receive in-kind  distributions  of investments  from the Fund's portfolio in connection  with the  repurchase  of  Interests  by the  Fund.  Any  investments  so  distributed  will be  readily marketable;  however,  Members will incur  commissions and other transaction costs in disposing of the investments.
For these  various  reasons,  an investment in the  Interests is suitable  only for  sophisticated  investors.  See
"Repurchases of Interests and Transfers."
USE OF PROCEEDS

                  The Fund  will  invest  the net  proceeds  of the  offering  in  accordance  with its  investment objective,  investment  policies and principal  strategies as soon as practicable  after the closing of the initial offering of Interests.  Based on current  market  conditions,  the Adviser  expects the Fund will be fully invested within three  months.  Pending  full  investment  of the  proceeds of the  offering in  Portfolio  Funds or through
Portfolio  Accounts,  the proceeds of the offering will be invested in  short-term,  high quality debt  securities.
The Fund will pay  organizational  and initial offering  expenses  estimated to be $__________ from the proceeds of the offering.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

THE FUND'S OBJECTIVE AND POLICIES

                  The Fund's  investment  objective  is to seek to  generate  consistently  absolute  returns  over various  market cycles.  Current  income is not an objective.  No assurance can be given that the Fund will achieve its investment objective.

                  The Fund's  investment  objective is fundamental  and may not be changed  without the approval of
Members.  However,  except  as  otherwise  stated in this  prospectus  or in the  Fund's  Statement  of  Additional
Information  (the "SAI"),  the investment  policies and  restrictions  of the Fund are not  fundamental  and may be changed  by the  Board.  The  Fund's  fundamental  investment  policies  are  listed  in  the  SAI.  Its  principal investment  policies  and  strategies  are  discussed  below.  The Fund may  change  any  investment  policies  and strategies  that  are not  fundamental,  if the  Board  believes  doing  so would  be  consistent  with the  Fund's investment objective.

THE FUND'S INVESTMENT PROGRAM

                  The Fund  pursues its  investment  objective  by  allocating  its assets for  investment  among a select  group  of  alternative  asset  managers  ("Portfolio  Managers")  employing  a wide  range  of  specialized investment  strategies.  It will  allocate  its  assets  dynamically  among a  variety  of  alternative  investment strategies that each  individually  offer the potential for attractive  investment  returns and which, when blended together  within the Fund's  portfolio,  are  designed  to produce an overall  investment  exposure  that has a low correlation to the general  performance  of equity,  debt and other  markets.  The Investment  Manager is primarily responsible  for selecting the Portfolio  Managers and determining the portion of the Fund's assets to be allocated to each  Portfolio  Manager,  subject to the  general  supervision  of the  Adviser  and the  Board.  The Fund will implement  these  allocation  decisions  primarily  by investing in private  investment  partnerships  (and similar investment  vehicles)  that are  managed by  Portfolio  Managers.  The  typical  Portfolio  Fund will have  greater investment  flexibility  than  traditional  investment  funds  (such as  mutual  funds  and most  other  registered investment  companies) as to the types of securities owned, the types of trading strategies  employed,  and in many cases,  the amount of leverage used. The Investment  Manager takes a three-tiered  approach to asset allocation and
Portfolio  Manager  selection.  Its  methodology  is  premised on the belief that  consistent,  superior  long-term performance  necessitates first, a rigorous,  top-down,  or macro, view of the various alternative  investment fund strategies;  second,  an in-depth  analysis of the types of strategy  attributes  that best  complement  the Fund's investment  objective;  and third,  identification  of Portfolio  Managers whose  investment  styles and historical investment returns and risk characteristics best embody those attributes.

                  The investment  programs of the Portfolio  Managers may include both market  neutral  strategies, such as long/short equity investing and various types of arbitrage strategies,  as well as directional  strategies, such as event driven and  distressed  investments.  Although some  Portfolio  Managers may pursue  strategies  that historically  have exhibited low  correlation to traditional  equity markets,  other Portfolio  Managers may pursue directional  strategies.  Many of the  investment  programs of  Portfolio  Managers  involve the use of hedging and arbitrage  techniques  in the equity,  fixed income,  currency and commodity  markets.  These  investment  programs employ a variety  of  sophisticated  investment  techniques  that  include,  among  other  things,  short  sales of securities,  use of leverage  (i.e.,  borrowing  money for investment  purposes),  and  transactions  in derivative securities and other financial instruments such as stock options,  index options,  futures contracts and options on futures.  Portfolio  Managers' use of these techniques will be an integral part of their investment  programs,  and involves significant risks to the Fund.

The Fund is not limited with respect to the types of investment  strategies  that Portfolio  Managers may employ or the  markets or  instruments  in which they  invest.  The  investment  strategies  of the  Portfolio  Managers  may include, among others:
o        long/short equity;
o        equity hedging and arbitrage;
o        fixed income hedging and arbitrage;
o        currency hedging and arbitrage;
o        index arbitrage;
o        interest rate arbitrage;
o        merger arbitrage;
o        convertible bond and warrant hedging;
o        statistical long/short equity strategies;
o        pairs trading;
o        event driven; and
o        distressed issuer investing.

                  The Investment Manager will seek to identify  particular  investment  strategies that it believes offer the best  investment  opportunities  from time to time based on current  market  conditions  and  anticipated market  developments.  Based on this analysis,  it will  periodically  reallocate the Fund's assets among Portfolio
Managers with the goal of emphasizing  those strategies it perceives to have the most attractive  return potential, consistent with  maintaining an overall  balance among  strategies  within the Fund's  portfolio that is consistent with the goal of producing positive investment returns over various market cycles.

                  Portfolio   Managers  using  arbitrage   strategies  attempt  to  identify  and  exploit  pricing
inefficiencies  between  related  instruments  or  combinations  of  instruments.  Sophisticated  mathematical  and statistical  techniques and models are used to attempt to identify  relative value between  related  instruments or combinations  of  instruments  and to capture  mispricings  among such  instruments.  Portfolio  Managers  pursuing arbitrage  strategies  utilize a variety of techniques  and models,  ranging from purely  quantitative,  short-term models to more discretionary approaches using fundamental research to construct long and short portfolios.

                  The Fund will not be limited with respect to the types of investment  strategies  that  Portfolio
Managers may employ or the markets or instruments in which they invest.  The Investment  Manager will  continuously monitor for  attractive  investment  opportunities  resulting  from market  inefficiencies  that it believes can be successfully  exploited by hedge fund strategies.  As such  opportunities  arise, the Investment  Manager will seek to allocate  the Fund's  assets to  Portfolio  Managers  that it  believes  will most  effectively  respond to such opportunities.  The Fund's  structure  and its  investment  approach  are  intended  to provide  investors  several advantages  over  direct  investments  in  private  investment  funds,  including:  the  ability  to  invest  in  a professionally  constructed and managed investment portfolio;  access to a diverse group of Portfolio Managers that utilize varying  investment  styles and  strategies;  reduced risk exposure that comes from investing with multiple
Portfolio  Managers that have  exhibited low volatility of investment  returns and low  correlation to one another.
The  Investment  Manager  expects  generally  to allocate  the Fund's  assets to  approximately  __ to __ Portfolio
Managers.

                  The multi-manager  approach followed by the Fund will involve  allocation of the Fund's assets to
Portfolio  Managers that employ various  investment  styles and strategies and will provide  investors  access to a variety of  Portfolio  Managers.  The Fund will invest in various  types of  Portfolio  Funds  managed by Portfolio
Managers,  including  limited  partnerships,  joint  ventures,  other  investment  companies and similar  entities.
However,  the Fund may on  occasion  retain  Portfolio  Managers  to manage and invest  designated  portions of the
Fund's  assets  (either as  separately  managed  accounts or by creating  separate  investment  vehicles in which a
Portfolio  Manager  will serve as general  partner of the vehicle and the Fund will be the sole  limited  partner).
(Any arrangement in which the Fund retains a Portfolio  Manager to manage an account or investment  vehicle for the
Fund is  referred  to as a  "Portfolio  Account").  The  retention  of a  Portfolio  Manager to manage a  Portfolio
Account is subject to the  approval of the Board,  including a majority  of the persons  comprising  the Board (the
"Managers")  who are not  "interested  persons,"  as  defined by the  Investment  Company  Act,  of the Fund or the
Portfolio  Manager (the  "Independent  Managers").  The retention of a Portfolio Manager will in such cases also be subject to  approval  by  Members,  unless  the Fund seeks and  obtains  an order of the  Securities  and  Exchange
Commission  (the  "SEC")  exempting  the Fund from this  requirement.  The Fund's  participation  in any  Portfolio
Account  arrangement will be subject to the requirement  that the Portfolio  Manager be registered as an investment adviser under the Investment  Advisers Act of 1940, as amended (the  "Advisers  Act"),  and the Fund's  contractual arrangements  with the  Portfolio  Manager  will be subject  to the  requirements  of the  Investment  Company  Act applicable to investment advisory contracts.

                  Portfolio  Managers  will be  selected  on the basis of various  criteria,  generally  including, among other things,  an analysis of: the Portfolio  Manager's  performance  during  various time periods and market cycles;  the Portfolio  Manager's  reputation,  experience and training;  its  articulation of and adherence to its investment philosophy;  the presence and deemed effectiveness of risk management discipline;  on-site interviews of the management  team; the quality and stability of the Portfolio  Manager's  organization,  including  internal and external  professional  staff;  and whether key  personnel  of the  Portfolio  Manager  have  substantial  personal investments in the Portfolio Manager's investment program.

                  No more than 10% of the Fund's net assets will be  allocated  to any one  Portfolio  Manager.  In addition,  the Fund will limit its  investment  in any one Portfolio  Fund to less than 5% of the Portfolio  Fund's voting  securities,  absent an SEC order (or assurances from the SEC staff) permitting  investments  constituting a greater  percentage  of such  securities.  However,  to permit the  investment of more of its assets in a Portfolio
Fund  deemed  attractive  by the  Adviser,  the Fund may  purchase  non-voting  securities  of  Portfolio  Funds or contractually  forgo its  voting  rights,  subject  to a  limitation  that the Fund will not  purchase  voting  and non-voting  interest  in a  Portfolio  Fund  that in the  aggregate  represent  25% or more of a  Portfolio  Fund's outstanding equity.

                  Portfolio  Managers will generally invest in marketable  securities,  although Portfolio Managers may also invest in privately  placed  securities and other  investments  that are illiquid.  Interests in Portfolio
Funds will not themselves be marketable  and will only have limited  liquidity.  Portfolio  Managers may invest and trade in a wide range of instruments  and markets,  including,  but not limited to,  domestic and foreign  equities
and  equity-related  instruments,   currencies,   financial  futures,  and  fixed  income  and  other  debt-related instruments.  Portfolio  Managers are generally not limited as to the markets  (either by location or type, such as large  capitalization,  small  capitalization  or  non-U.S.  markets)  in which they may  invest or the  investment discipline that they may employ (such as value,  growth or bottom-up or top-down  analysis).  In managing Portfolio
Funds,  the  Portfolio  Managers  will not be subject to the Fund's  investment  policies and  restrictions  or the various  limitations and  prohibitions  applicable to the activities of investment  companies  registered under the
Investment  Company  Act (such as the  Fund).  However,  the  Fund's  investment  policies  and  restrictions,  and limitations imposed by the Investment Company Act, will apply in the case of Portfolio Accounts.

                  The Investment  Manager will regularly  evaluate each Portfolio  Manager to determine whether its investment  program is consistent with the Fund's  investment  objective and whether its investment  performance is satisfactory.  Based on these  evaluations,  the Investment  Manager will allocate and reallocate the Fund's assets among Portfolio Managers and may terminate or add Portfolio Managers,  as it determines  appropriate and consistent with the Fund's  investment  objective.  Members  will not vote on the  retention  or  termination  of a  Portfolio
Manager,  except that the retention of any Portfolio  Manager to manage a Portfolio  Account will be subject to the approval  of the Board and  Members.  The Fund may seek to obtain an SEC order  exempting  it from the  requirement that Members approve  Portfolio  Managers that are retained to manage  Portfolio  Accounts.  However,  no assurance can be given that such an order will be issued.

BORROWING; USE OF LEVERAGE

                  The Fund is authorized to borrow money for investment  purposes,  to meet repurchase requests and for  cash  management  purposes.  Portfolio  Funds  generally  are also  permitted  to  borrow  money  for  similar purposes.  The use of  borrowings  for  investment  purposes is known as  "leverage"  and involves a high degree of risk.  The  investment  programs of certain  Portfolio  Managers  may make  extensive  use of  leverage.  See "Risk
Factors - Leverage; Borrowing."

                  The Fund is  subject  to the  Investment  Company  Act  requirement  that an  investment  company satisfy an asset coverage  requirement of 300% of its indebtedness,  including  amounts  borrowed,  measured at the time the  investment  company  incurs the  indebtedness  (the "Asset  Coverage  Requirement").  This means that the value of the Fund's total  indebtedness  may not exceed  one-third  the value of its total assets  (including  such indebtedness).  These  limits do not apply to the  Portfolio  Funds and,  therefore,  the Fund's  portfolio  may be exposed  to the risk of highly  leveraged  investment  programs  of certain  Portfolio  Funds.  The Asset  Coverage
Requirement will apply to borrowings by Portfolio Accounts.

SHORT SELLING

                  The Fund may sell  securities  short.  To effect a short sale,  the Fund will borrow the security from a brokerage  firm, or other  permissible  financial  intermediary,  and make  delivery to the buyer.  The Fund then is  obligated  to  replace  the  borrowed  security  by  purchasing  it at the  market  price  at the  time of replacement.  The  price at such time may be more or less  than the  price at which  the  security  was sold by the
Fund,  which would result in a loss or gain,  respectively.  The use of short sales is a  speculative  practice and involves significant risks.  See "Risk Factors--Short Selling."

DERIVATIVES

                  Portfolio Funds and Portfolio Accounts may use financial instruments,  known as derivatives,  for purposes of hedging  portfolio risk and for  non-hedging  purposes.  Examples of derivative  include stock options, index options,  futures and options on futures.  Transactions  in  derivatives  involve  certain  risks.  See "Risk
Factors--Derivatives."

SHORT-TERM AND DEFENSIVE INVESTMENTS

                  The  Fund  will  invest  its  cash  reserves  in  high  quality  short-term  investments.   These
investments  may include  money market  instruments  and other  short-term  debt  obligations,  money market mutual funds,  and  repurchase  agreements  with banks and  broker-dealers.  During  periods of adverse market or economic conditions,  the Fund may  temporarily  invest all or a  significant  portion of its assets in these  securities or hold cash.  This could prevent the Fund from  achieving its investment  objective.  Repurchase  agreements  involve certain risks that are described in the SAI.

INVESTMENT MANAGER PERFORMANCE HISTORY

                  Appendix C contains  investment  performance  information  for a private  investment  partnership that is managed by the Investment  Manager using the same  personnel as will manage the Fund in accordance  with an investment program that is substantially  similar to the Fund's investment  program.  This performance  information does not  represent  the  investment  performance  of the Fund.  The  information  is  provided to  illustrate  the experience  and  historic  investment  results  obtained  by the  Investment  Manager.  It should  not be viewed as indicative of the future  investment  performance  of the Fund.  Prospective  investors  should  carefully read the notes  accompanying  the investment  performance  charts in Appendix C. PAST  PERFORMANCE DOES NOT GUARANTEE FUTURE
INVESTMENT RESULTS.

MANAGEMENT OF THE FUND

GENERAL

                  The Fund's  Board  provides  broad  oversight  over the  operations  and  affairs of the Fund.  A majority of the Board is comprised of persons who are Independent Managers.

                  OppenheimerFunds,  Inc. (the "Adviser") serves as the Fund's investment  adviser,  subject to the ultimate  supervision  of and  subject  to any  policies  established  by the  Board,  pursuant  to the terms of an investment  advisory agreement with the Fund (the "Advisory  Agreement").  It has operated as an investment adviser since  January  1960.  The Adviser  (including  its  subsidiaries)  managed  more than $120 billion of assets as of
September  30,  2001.  Its  clients  include  the  Oppenheimer  mutual  funds with more than 7 million  shareholder accounts.  The Adviser is located at 6803 S. Tucson Way,  Englewood,  Colorado  80112 and is an indirect,  majority owned subsidiary of Massachusetts Mutual Life Insurance Company.

                  Under the  Advisory  Agreement,  the Adviser is  responsible  for  developing,  implementing  and supervising  the  Fund's  investment  program  and  for  providing  various  administrative  services  to the  Fund including,  among other things,  providing  office space and other  support  services.  The Adviser is  authorized, subject to the  approval of the Board and  Members,  to retain one of its  affiliates  to provide any or all of the investment  advisory  services  required to be provided  to the Fund or to assist the  Adviser in  providing  these services.

                  As  compensation  for  services  required  to be  provided  by the  Adviser  under  the  Advisory
Agreement,  the Fund will pay the  Adviser a monthly  fee (the  "Management  Fee")  computed  at the annual rate of
1.35% of the  aggregate  value of  outstanding  Interests  determined  as of the last day of the month  (before any repurchases  of  Interests or Incentive  Allocations).  The Adviser (or an  affiliated  company  designated  by the
Adviser) is also  entitled to be the special  advisory  member of the Fund (the "Special  Advisory  Member") and to receive in such capacity a  performance-based  incentive  allocation  that is determined as a percentage of the net profits of the Fund otherwise allocable to each Member.  See "Management of the Fund-- Incentive Allocation."

                  Tremont  Partners,  Inc.  (the  "Investment  Manager"),  an affiliate  of the  Adviser,  has been assigned  responsibility  for  providing  day-to-day  investment  management  services to the Fund,  subject to the supervision  of the Adviser.  Since 1984,  the  Investment  Manager and its  affiliates  have provided  alternative investment  solutions to a diverse client base including  financial  institutions,  mutual funds,  other investment companies and high net worth  individuals.  These services  include tracking and evaluating over 2,000 domestic and offshore  investment  funds. The Investment  Manager and its affiliates were responsible for the allocation of over
$8 billion of client assets among  alternative  investment  strategies,  as of September 30, 2001.  The  Investment
Manager is located  at 555  Theodore  Fremd  Avenue,  Rye,  New York  10580,  and since  October 1, 2001 has been a majority owned,  indirect  subsidiary of  Massachusetts  Mutual Life Insurance  Company.  In  consideration  of the services provided by the Investment  Manager,  the Adviser pays a monthly fee to the Investment  Manager,  computed at the annual rate of 0.675% of the aggregate value of outstanding  Interests  determined as of the last day of the month (before any  repurchases of Interests or Incentive  Allocations).  In addition,  the  Investment  Manager has been  designated  to be the Special  Advisory  Member and to receive  the  performance-based  incentive  allocation described above.  See "Fund Fees and Expenses--Incentive Allocation."

MANAGEMENT TEAM

                  The following  personnel of the Investment Manager will be the persons primarily  responsible for selecting Portfolio Managers and allocating the Fund's assets among the Portfolio Managers:

         Sandra L. Manzke,  Chairperson and Co-Chief  Executive Officer.  Ms. Manzke established  Tremont Partners,
         ----------------
         Inc. in October  1984 after  serving as a  Principal  at Rogers,  Casey &  Barksdale,  Inc.,  from 1976 to
         1984.  Ms.  Manzke is a Director of certain  private  investment  partnerships  managed by  Tremont.  From
         1974 to 1976, she worked as an  independent  consultant at Bernstein  Macauley  where she was  responsible for reviewing the firm's  products.  At Scudder  Stevens & Clark,  she  established  one of their internal measurement  systems  during her tenure as an  Investment  Manager from 1969 to 1974.  Ms.  Manzke holds a
         Bachelor of Fine Arts from Pratt Institute.

         Robert I. Schulman,  Co-Chief  Executive  Officer.  Mr. Schulman joined Tremont in 1994. Prior to that, he
         ------------------
         was  responsible  for Smith  Barney's  $60 billion  Consulting  Services  Division  and Retail New Product
         Development.  At Smith Barney,  he was also involved in all aspects of investment  management  and manager selection  processes.  Mr. Schulman founded the Leveraged  Product Division at E.F. Hutton in 1982 and was
         responsible  for the  development of various  derivative  products,  as well as growth index and financial futures and options trading.  In 1986, he assumed  responsibility  for all retail products offered at E.F.
         Hutton.  He is a graduate of New York University and received a Master of Business  Administration  degree in Finance from the Lubin School of Business.

         Barry H.  Colvin, Chief  Operating  Officer.  Mr. Colvin  oversees  Tremont's  daily  operations and works
         ----------------
         closely with Tremont's Manager Research  Department  responsible for Portfolio Manager selection and asset allocation.  Prior to joining  Tremont  Advisers in 1999,  Mr.  Colvin was Vice  President and Director of
         Research for Asset Consulting  Group,  Inc. in St. Louis,  Missouri,  where he oversaw the research effort for clients whose assets  totaled over $24 billion.  Prior to Asset  Consulting  Group,  Inc.,  Mr. Colvin
         was a private  deal  analyst  for a major  insurance  company.  Mr.  Colvin  holds a  Bachelor  of Arts in
         Economics from the University of Missouri and is a holder of the Chartered Financial Analyst designation.

         Bruce D. Ruehl,  Managing  Director,  Chief Investment  Strategist.  Mr. Ruehl  oversees  all  alternative
                -------
         investment  research  and  consulting  at Tremont.  From ___ to ___, Mr.  Ruehl was a Vice  President  and
         Principal at Reliance  Properties,  Inc. where he advised  private real estate  partnerships  investing in bank and RTC-owned  properties.  From 1989 to 1990, he was Vice  President  and National  Product  Manager
         for Shearson  Lehman's  Consulting  Services  Department  responsible for overseeing  proprietary  manager investment  activities  and new products.  From ______ to ______,  Mr. Ruehl was Assistant  Manager of the
         Marketing  Department for Brown Brothers Harriman & Co.,  responsible for marketing U.S. and international investment  management  services to institutional  investors.  Mr. Ruehl received a B.A. in Economics from
         Lafayette College and an M.S. in Real Estate Investment & Development from New York University.

         Robert J. Kulperger Jr.,  Director of Manager  Research.  Mr.  Kulperger  oversees  Tremont's  research on
         -----------------------
         alternative  investment  managers and directs Tremont's team of strategy  specialists.  His duties include the sourcing of new managers for inclusion in Tremont's  and its clients'  portfolios  and the  monitoring
         of  managers  in  existing   portfolios.   Prior  to  joining  Tremont  in  2001,  Mr.   Kulperger  was  a
         Vice-President  and  Co-Head of the  Alternative  Investments  Group at Nomura  Securities  International,
         Inc. At Nomura,  he co-headed the group responsible for creating,  structuring and monitoring  custom-made hedge fund of fund and other alternative products for Japanese  institutional  investors.  From 1993-1997, he was an attorney in the Corporate and Securities  practice group at Arnold & Porter, a Washington,  D.C.
         law firm. Mr. Kulperger has a B.A. in International  Relations from Brown University,  an M.A.  Equivalent in European Administration from the College of Europe, and a J.D. from Stanford Law School.

         Suzanne S. Hammond,  Senior Vice  President,  Secretary and Treasurer.  Suzanne Hammond is responsible for
         ------------------
         program analysis and fund  administration/supervision  of Tremont's proprietary  products.  Ms. Hammond is also  responsible  for  certain  investment  supervision  clients  and is a Director  of  certain  private investment  partnerships  managed by Tremont.  Prior to joining  Tremont in 1989,  Ms.  Hammond  spent six years  with  Rogers,  Casey &  Barksdale,  Inc.  as a Senior  Analyst  responsible  for  major  consulting
         clients.   For  five  years  prior  to  joining  Rogers,   Casey,   Ms.  Hammond  served  as  the  liaison
         representative  managing listed midwestern  companies on the New York Stock Exchange,  Inc. She received a
         Bachelor of Arts degree in Russian  History/Economics  from the University of North Carolina,  Chapel Hill and an A.B.A. from Colby Jr. College.

ADMINISTRATOR AND CUSTODIAN

                  _____________  (the  "Administrator")  provides certain  administration,  accounting and investor services  for the Fund.  The Fund will pay  _______,  the  Administrator  a  monthly  fee not to exceed  __% of the
Fund's net assets on an annual basis in consideration of certain  administrative,  accounting and investor services provided by the Administrator, and will reimburse the Administrator for certain out-of-pocket expenses.

                  ________________, the Fund's custodian, acts as custodian for the Fund's assets.

INCENTIVE ALLOCATION

                  The Adviser (or an affiliated  company of the Adviser that it  designates) is entitled to receive a  performance-based  allocation  equal to 10% of the net profits,  if any, that otherwise would have been credited to the  capital  account of each Member (the  "Incentive  Allocation"),  subject to a "high water mark" and "hurdle rate" described  below.  The Incentive  Allocation will be debited from each Member's  capital account and credited to the  Special  Advisory  Account,  and  generally  will be made as of the end of each  fiscal  year  and tax year
(commencing  December 31, 2002),  and upon the repurchase of the Member's  Interest (or portion  thereof).  It will also be made upon the  admission  of a  substitute  Member to whom the  Interest  of a Member has been  transferred
(unless no change in beneficial  ownership  results from the transfer) and when the Adviser (or an affiliate of the
Adviser) ceases to serve as investment adviser of the Fund.

                  For  purposes  of  calculating  the  Incentive  Allocation,  net  profits or net  losses  will be measured as the net change in the value of the Member's  capital  account  (including  the effect of any unrealized appreciation or depreciation in the Fund's  investments,  the Fund's realized gains and losses,  and its income and expenses),  before giving effect to any repurchases by the Fund of the Member's Interest or a portion thereof.  The
Incentive  Allocation  will be made only with  respect to net  profits  allocable  to a Member  that exceed any net losses  previously  debited  to the  capital  account  of the  Member  which  have not been  offset by net  profits subsequently  credited to the capital account of the Member (subject to proportionate  reduction of such net assets in making this computation if a portion of the Members  interest has been  repurchased by the Fund).  This is known as a "high water mark"  calculation.  In addition,  the Incentive  Allocation  will be made only if the  percentage increase in the value of the Member's  capital  account  during the period for which the  allocation  is being made
(adjusted  for any  additional  investments  in the Fund made by the  Member and any  repurchases  by the Fund of a portion of the Member's  Interest during the period),  before reduction for the Incentive  Allocation,  exceeds the
"Hurdle  Rate." The Hurdle Rate is a  non-cumulative  annualized  rate of return  equal to 8% per annum.  This rate of return is applied to the beginning  capital  account value of each Member as of the beginning of each allocation period (or portion of an  allocation  period) in  determining  whether  the  percentage  increase  in the  Member's capital  account for the period  exceeds the Hurdle Rate.  The Adviser (or its  designated  affiliate) may withdraw any  Incentive  Allocation  credited to the Special  Advisory  Account at any time  following the date on which the
Incentive Allocation is made.

                  The  Incentive  Allocation  presents  risks that are not  present in funds  without an  incentive allocation.  See  "Risks--Incentive  Allocation."  The  overall  fees and  expenses  payable by the Fund and Members are higher than those paid by most other registered  investment  companies,  but generally similar to those paid by many private investment funds and certain other registered  investment  companies with investment  policies similar to those of the Fund. Very few advisers to registered  investment  companies receive incentive  allocations similar to the Incentive Allocation.

FUND EXPENSES

                  The Fund will bear its own  expenses  including,  but not limited  to: the  Management  Fee;  any taxes;  organizational expense;  offering costs;  investment-related  expenses incurred by the Fund (e.g., fees and expenses charged by the Portfolio  Managers and Portfolio  Funds,  placement fees,  interest on indebtedness,  fees for data and software providers, research expenses,  professional fees (including, without limitation,  expenses of consultants and experts)  relating to  investments);  custody and  administrative  fees and expenses;  the fees and expenses  of legal  counsel to the Fund,  legal  counsel to the  Independent  Managers  and the Fund's  independent public accountants;  tax preparation expenses;  corporate licensing fees; the fees and expenses of Managers who are not employees of the Adviser or one of its affiliates,  including travel,  insurance and other expenses  associated with the operation of the Fund;  and such other  expenses as may be approved by the Board.  The Fund will reimburse the Adviser for any of the above expenses that it pays on behalf of the Fund.

                  The Fund's  organizational  expenses  are  estimated  at  $[______],  and the Fund will also bear certain  expenses,  not to  exceed  $[ ],  associated  with  the  initial  offering  of  Interests.  Organizational expenses will be allocated to Members as described under "Capital Accounts--Allocation of Special Items."

INVESTOR QUALIFICATIONS

                  Interests  are being  offered  only to  investors  who are  "qualified  clients"  as that term is defined by Rule 205-3 under the Advisers Act.  Currently,  qualified  clients include natural persons and companies
(other than investment  companies) that have a net worth  (together,  in the case of a natural person,  with assets held jointly with a spouse) of more than  $1,500,000,  or who meet the standard for a "qualified  purchaser" in the
Investment  Company  Act and the  rules  thereunder.  Qualified  clients  also  include  persons  who have at least
$750,000  under the  Adviser's  or its  affiliates'  management,  including  any amount  invested in the Fund,  and certain knowledgeable  employees who participate in the Adviser's investment  activities.  All of these persons are referred to in this  prospectus  as  "Qualified  Investors."  In addition,  Interests are offered only to investors that are U.S.  persons for Federal  income tax purposes and may not be purchased by  charitable  remainder  trusts.
You must  complete and sign an investor  certification  that you meet these  requirements  before you may invest in the Fund.  The form of this  investor  certification  is included as Appendix A to this  prospectus.  The Fund will not be obligated to sell to brokers or dealers any  Interests  that have not been placed with  Qualified  Investors that meet all applicable requirements to invest in the Fund.

                  Interests in the Fund may be purchased  only by U.S.  persons.  For this purpose,  the term "U.S.
person" means a citizen or resident of the United States, a corporation,  partnership  (including an entity treated as a corporation  or  partnership  for U.S.  Federal  income tax purposes) or other entity (other than an estate or trust)  created or organized  under the laws of the United  States,  any state therein or the District of Columbia, an estate (other than a foreign estate defined in Section  7701(a)(31)(A)  of the Internal Revenue Code of 1986, as
amended (the  "Code")),  or a trust if a court  within the U.S. is able to exercise  primary  supervision  over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust.

REPURCHASES OF INTERESTS AND TRANSFERS

NO RIGHT OF REDEMPTION

                  No Member or other  person  holding an  Interest  or a portion  of an  Interest  acquired  from a
Member  will have the right to require  the Fund to redeem that  Interest  or portion  thereof.  There is no public market  for  Interests,  and  none is  expected  to  develop.  With  very  limited  exceptions,  Interests  are not transferable  and liquidity will be provided only through  limited  repurchase  offers which will be made from time to time by the Fund.  Any  transfer of an Interest in  violation of the LLC  Agreement  will not be  permitted  and will be void.  Consequently,  Members  may not be able to  liquidate  their  investment  other  than as a result of repurchases  of Interests  by the Fund,  as described  below.  For  information  on the Fund's  policies  regarding transfers of Interest, see "Repurchases and Transfers of Interests--Transfers of Interests" in the SAI.

REPURCHASES OF INTERESTS

                  The Fund from time to time may offer to  repurchase  outstanding  Interests  pursuant  to written tenders by  Members.  Repurchase  offers will be made at such times and on such terms as may be  determined  by the
Board in its sole  discretion.  In determining  whether the Fund should  repurchase  Interests or portions  thereof from Members pursuant to written tenders,  the Board will consider the recommendations of the Adviser.  The Adviser expects that it will  recommend to the Board that the Fund offer to  repurchase  from  Interests as of December 31,
2002 and,  thereafter,  twice each year,  as of the last  business day of March and  September.  Interests  are not eligible for  repurchase  until the end of the twelfth  calendar  month  following  the date of a Member's  initial investment in the Fund.  The LLC  Agreement  provides that the Fund will be dissolved if the Interest of any Member that has  submitted a written  request for  repurchase of its  Interest,  in  accordance  with the terms of the LLC
Agreement,  has not been  repurchased  by the Fund within a period of two years  after the  Member's  request.  See
"Repurchases  and  Transfers  of  Interests--Repurchase  Offers"  in the SAI.  The  Board  will  also  consider  the following factors, among others, in making its determination:

o        whether any Members have requested to tender Interests or portions thereof to the Fund;

o        the liquidity of the Fund's assets;

o        the investment plans and working capital requirements of the Fund;

o        the relative economies of scale with respect to the size of the Fund;

o        the history of the Fund in repurchasing Interests or portions thereof;

o        the economic condition of the securities markets; and

o        the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

                  The Board will  determine  that the Fund  repurchase  Interests or portions  thereof from Members pursuant  to  written  tenders  only on terms the Board  determines  to be fair to the Fund and  Members.  When the
Board determines that the Fund will make a repurchase  offer,  notice of that offer will be provided to each Member describing the terms of the offer,  and containing  information that Members should consider in deciding whether to tender  Interests for repurchase.  Members who are deciding  whether to tender their Interests or portions  thereof during the period that a repurchase  offer is open may ascertain  the estimated net asset value of their  Interests from the Administrator during the period the offer remains open.

                  Repurchases  of Interests  from Members by the Fund may be made,  in the sole  discretion  of the
Fund,  and may be paid in cash  or by the  distribution  of  securities  in-kind,  or  partly  in cash  and  partly in-kind.  However,  the Fund does not expect to distribute  securities  in-kind  except in the unlikely  event that making a cash payment would result in a material  adverse effect on the Fund or on Members not tendering  Interests for  repurchase.  Repurchases  will be effective  after receipt and acceptance by the Fund of all eligible  written tenders of Interests or portions  thereof from Members.  Any in-kind  distribution  of  securities  will consist of marketable  securities traded on an established  securities exchange (valued in accordance with the LLC Agreement), which will be  distributed  to all  tendering  Members on an equal  basis.  The Fund does not impose any charges in connection with repurchases of Interests or portion of Interests.

                  A Member that tenders its entire  Interest will  generally have a taxable event when the Interest is  repurchased.  Gain,  if any,  will be  recognized  by a tendering  Member only as and after the total  proceeds received  by the  Member  exceed  the  Member's  adjusted  tax  basis  in the  Interest.  A loss,  if any,  will be recognized  only after the Member has received  full payment  under the  promissory  note that will be given to the
Member prior to the Fund's payment of the repurchase amount.

REPURCHASE PROCEDURES

                  Due to liquidity  restraints  associated  with the Fund's  investments in Portfolio Funds and the fact that the Fund may have to effect  withdrawals from those funds to pay for Interests being  repurchased,  it is presently expected that, under the procedures  applicable to the repurchase of Interests,  Interests will be valued for purposes of determining  their  repurchase price  approximately  one month after the date by which Members must submit  a  repurchase  request  (the  "Valuation  Date")  and that the Fund  will  generally  pay the  value of the
Interests  or  portions  thereof  repurchased  (or as  discussed  below,  95% of such value in the case an Member's entire  Interest is  repurchased)  approximately  one month after the Valuation  Date. The amount that a Member may expect to  receive on the  repurchase  of the  Member's  Interest  (or  portion  thereof)  will be the value of the
Member's capital account (or portion thereof being  repurchased)  determined on the Valuation Date and based on the net asset value of the Fund's  assets as of that date,  after  giving  effect to all  allocations  to be made as of that date to the Member's  capital  account,  including  any  Incentive  Allocation.  This value will be subject to adjustment  upon  completion of the annual audit of the Fund's  financial  statements  for the fiscal year in which the  repurchase  is effected  (which it is expected  will be completed  within 60 days after the end of each fiscal year). If the entire  Interest of a Member is  repurchased,  the initial payment will be 95% of the estimated value of the Interest and the balance due will be determined and paid promptly  after  completion of the Fund's audit and be subject to audit adjustment.

                  Under  these  procedures,  Members  will have to decide  whether to tender  their  Interests  for repurchase  without the benefit of having current  information  regarding value of Interests as of a date proximate to the  Valuation  Date.  In  addition,  there will be a  substantial  period of time  between the date as of which
Members must tender  Interests and the date they can expect to receive  payment for their  Interests from the Fund.
However,  promptly after the expiration of a repurchase offer,  Members whose Interests are accepted for repurchase will  be  given  non-interest  bearing,  non-transferable  promissory  note by the  Fund  representing  the  Fund's
obligation  to  pay  for  repurchased   Interests.   Payments  for  repurchased  Interests  may  be  delayed  under circumstances  where the Fund has determined to redeem its interests in Portfolio Funds to make such payments,  but has experienced delays in receiving from the Portfolio Funds.

                  A Member who tenders for repurchase  only a portion of the Member's  Interest will be required to maintain a capital account balance equal to $100,000,  net of the amount of the Incentive Allocation,  if any, that is to be debited from the capital  account of the Member as of the Valuation  Date.  If a Member  tenders a portion of an Interest and the repurchase of that portion would cause the Member's  capital  account  balance to fall below this required  minimum,  the Fund reserves the right to reduce the portion of the Interest to be purchased from the
Member so that the required minimum balance is maintained.

                  Repurchases of Interests by the Fund are subject to certain  regulatory  requirements  imposed by
SEC rules.

MANDATORY REDEMPTION BY THE FUND

                  The LLC  Agreement  provides  that the Fund may redeem an  Interest  (or  portion  thereof)  of a
Member  or any  person  acquiring  an  Interest  (or  portion  thereof)  from or  through  a Member  under  certain circumstances,  including if:  ownership of the Interest by the Member or other person will cause the Fund to be in violation  of certain  laws;  continued  ownership  of the  Interest  may  adversely  affect  the Fund;  any of the representations  and warranties  made by a Member in connection  with the  acquisition of the Interest was not true when made or has ceased to be true;  or it would be in the best  interests of the Fund to  repurchase  the Interest or a portion thereof.

CALCULATION OF NET ASSET VALUE

                  The net asset  value of the Fund will be  computed as of the close of business on the last day of each "fiscal period" (as defined under "Capital  Accounts"  below).  The Fund's net asset value is the value of the
Fund's  assets less its  liabilities.  In  computing  net asset value,  the Fund will value  interests in Portfolio
Funds at fair  value,  which the  Board  has  determined  will  ordinarily  be the  values  of those  interests  as determined by the Portfolio  Managers of the Portfolio  Funds in accordance  with the policies  established  by the
Portfolio  Funds.  Other  securities and assets of the Fund  (including  securities and other  investments  held by
Portfolio  Accounts) will be valued at market value, if market quotations are readily available,  or will be valued at fair value as determined by in good faith by the Board or in accordance  with  procedures  adopted by the Board.
Expenses  of the Fund and its  liabilities  (including  the amount of any  borrowings)  are taken into  account for purposes of computing net asset value.

                  Prospective  investors  should  be  aware  that  situations  involving  uncertainties  as to  the valuation of portfolio  positions  could have an adverse  effect on the Fund's net assets if the Board's  judgments regarding appropriate valuations should prove incorrect.

CAPITAL ACCOUNTS

GENERAL

                  The Fund will  maintain a separate  capital  account for each Member,  which will have an opening balance  equal to the Member's  initial  contribution  to the capital of the Fund.  Each Member's  capital  account will be  increased  by the sum of the  amount  of cash and the  value  of any  securities  constituting  additional contributions  by the Member to the capital of the Fund, plus any amounts  credited to the Member's capital account as a reallocation of organizational  expenses (see "Capital  Accounts--Allocation of Special Items") or as described below.  Similarly,  each  Member's  capital  account will be reduced by the sum of the amount of any  repurchase by the Fund of the Member's  Interest,  or portion thereof,  plus the amount of any  distributions to the Member which are not  reinvested,  plus  any  amounts  debited  against  the  Member's  capital  account  as a  reallocation  of organizational expenses or as described below.

                  Capital  accounts  of Members  are  adjusted  as of the close of business on the last day of each fiscal  period.  A fiscal period  begins on the day after the last day of the  preceding  fiscal period and ends at the close of business on (1) the last day of each fiscal year,  (2) the last day of each taxable year,  (3) the day preceding  the date on which a  contribution  to the  capital  of the Fund is made,  (4) the day on which  the Fund repurchases any Interest (or portion  thereof) of any Member,  or (5) the day on which any amount is credited to or debited  from the capital  account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance  with their  respective  investment  percentages.  An  investment  percentage will be  determined  for each Member as of the start of each fiscal  period by dividing the balance of the Member's capital  account as of the  commencement  of the period by the sum of the  balances of all capital  accounts of all
Members as of that date.

                  The Special Advisory  Account is a capital account in the Fund that is maintained  solely for the purpose of receiving the Incentive  Allocation and no other allocations of profits,  losses or other items are made to or from such account.  Any balance in the Special  Advisory  Account will not be considered in  determining  the investment percentages of Members.

ALLOCATION OF NET PROFITS AND LOSSES

                  Net  profits  or net  losses  of the Fund for each  fiscal  period  will be  allocated  among and credited  to or debited  against  the  capital  accounts  of Members  as of the last day of each  fiscal  period in accordance  with  Members'  respective  investment  percentages  for the period.  Net profits or net losses will be measured  as the net change in the value of the net  assets of the Fund  (including  any net  change in  unrealized appreciation  or  depreciation  of  investments  and realized  income and gains or losses and  expenses  (including organizational  expenses) during a fiscal period,  before giving effect to any repurchases by the Fund of Interests
(or portions  thereof),  and  excluding the amount of any items to be allocated  among the capital  accounts of the
Members other than in accordance with the Members' respective investment percentages.

                  Allocations  for  Federal  income tax  purposes  generally  will be made  among  Members so as to reflect  equitably  amounts  credited or debited to each Member's capital account for the current and prior taxable years.  Under the LLC  Agreement,  the Adviser has the  discretion  to allocate  specially  an amount of the Fund's capital gains,  including  short-term  capital gain, for Federal income tax purposes to the Special Advisory Member and to a withdrawing  Member,  in either case to the extent that its capital account exceeds its Federal income tax basis in its Interest.

ALLOCATION OF SPECIAL ITEMS

                  Before a  relatively  recent  change to the  guidelines  followed by the  American  Institute  of
Certified  Public  Accountants,  the Fund would have been able to amortize its  organizational  expenses  over a 60 month  period.  Because of that change,  however,  these  expenses  now must be expensed as incurred.  To achieve a more equitable  distribution of the impact of organizational  and initial offering  expenses among the Members,  an amount equal to these  expenses  incurred by the Fund will be  allocated  among and credited to or debited from the capital accounts of Members in the following manner,  based on the percentage that a Member's  contributed  capital to the Fund bears to the total  capital  contributed  to the Fund by all  Members  as of the  following  dates.  An initial  allocation of  organizational  and initial offering expenses will be made as of the first date as of which
Interests are purchased by investors.  This  allocation  will  thereafter be adjusted as of each date,  through and including December 31, 2002, on which additional Interests are purchased by investors.
                  Withholding  taxes or other tax  obligations  incurred by the Fund which are  attributable to any
Member  will be debited  against the capital  account of that  Member as of the close of the fiscal  period  during which the Fund paid those  obligations,  and any amounts  then or  thereafter  distributable  to the Member will be reduced by the amount of those  taxes.  If the amount of those  taxes is greater  than the  distributable  amounts, then the Member and any  successor  to the  Member's  Interest is  required  to pay upon  demand to the Fund,  as a contribution to the capital of the Fund, the amount of the excess.

                  Generally,  any  expenditures  payable by the Fund,  to the extent paid or withheld on behalf of, or by reason of particular  circumstances  applicable to, one or more,  but fewer than all of the Members,  will be charged to only those  Members on whose behalf the payments are made or whose  particular  circumstances  gave rise to the payments.  These charges will be debited to the capital  accounts of the applicable  Members as of the close of the fiscal period during which the items were paid or accrued by the Fund.

RESERVES

                  Appropriate  reserves may be created,  accrued and charged against net assets and proportionately against the capital  accounts of the Members for contingent  liabilities as of the date the contingent  liabilities become known to the Fund.  Reserves will be in such amounts  (subject to increase or reduction)  which the Fund may deem  necessary  or  appropriate.  The  amount  of any  reserve  (or any  increase  or  decrease  therein)  will be proportionately  charged or credited,  as appropriate,  to the capital accounts of those Members who are Members at the time when the reserve is created,  increased or decreased,  as the case may be; provided,  however, that if the
                                                                                    --------   -------
reserve (or any increase or decrease  therein)  exceeds the lesser of $500,000 or 1% of the aggregate  value of the capital accounts of all those Members,  the amount of the reserve,  increase,  or decrease shall instead be charged or credited to those  Members  who were  Members at the time,  as  determined  by the Fund,  of the act or omission giving  rise to the  contingent  liability  for which the  reserve  was  established,  increased  or  decreased  in proportion to their capital accounts at that time.

VOTING

                  Each  Member  will have the right to cast a number  of votes  based on the value of the  Member's capital  account  relative to the value of the capital  accounts of all Member at any meeting of Members  called by the Board or  investors  holding  at least a  majority  of the total  number  of votes  eligible  to be cast by all
Members.  Members will be entitled to vote on any matter on which  shareholders of a registered  investment company organized as a  corporation  would be entitled to vote,  including  the  election of Managers,  the approval of the
Advisory  Agreement  and the  approval of the Fund's  independent  public  accountants,  in each case to the extent that voting by  shareholders  is required by the  Investment  Company Act.  Except for the exercise of their voting rights,  Members will not be entitled to participate in the management or control of the Fund's  business,  and may not act for or bind the Fund.

TAXES

                  The  following  is a summary  of  certain  aspects  of the  income  taxation  of the Fund and its
Members  which should be considered  by a  prospective  Member.  The Fund has not sought a ruling from the Internal
Revenue Service (the  "Service") or any other Federal,  state or local agency with respect to any of the tax issues affecting  the Fund,  nor has it obtained an opinion of counsel  with  respect to any Federal tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes.

                  This  summary of certain  aspects of the Federal  income tax  treatment of the Fund is based upon the  Internal  Revenue  Code of 1986,  as amended (the  "Code"),  judicial  decisions,  Treasury  Regulations  (the
"Regulations")  and rulings in  existence  on the date  hereof,  all of which are subject to change.  This  summary does not  discuss  the  impact of  various  proposals  to amend the Code  which  could  change  certain  of the tax consequences  of an investment  in the Fund.  This summary also does not discuss all of the tax  consequences  that may be relevant to a particular  investor or to certain  investors  subject to special  treatment under the Federal income tax laws, such as insurance companies.

                  EACH  PROSPECTIVE  MEMBER  SHOULD  CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO  UNDERSTAND
THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

                  In  addition  to the  particular  matters  set forth in this  section,  tax-exempt  organizations should review  carefully  those  sections of the  prospectus  and the SAI regarding  liquidity and other  financial matters to ascertain  whether the investment  objectives of the Fund are consistent  with their overall  investment plans.  Each  prospective  tax-exempt  Member is urged to consult  its own counsel  regarding  the  acquisition  of
Interests.

Tax Treatment of Fund Operations
--------------------------------

                  Classification  of the Fund.  The Fund will  receive  an  opinion  of  Schulte  Roth & Zabel LLP,
                  ---------------------------
counsel to the Fund,  that under the  provisions of the Code and the  Regulations,  as in effect on the date of the opinion,  as well as under the  relevant  authority  interpreting  the Code and the  Regulations,  and  based  upon certain  representations  of the Board,  the Fund will be treated as a partnership  for Federal income tax purposes and not as an association taxable as a corporation.

                  Under  Section  7704 of the  Code,  "publicly  traded  partnerships"  are  generally  treated  as corporations  for Federal income tax purposes.  A publicly  traded  partnership is any partnership the interests in which are traded on an established  securities  market or which are readily  tradable on a secondary market (or the substantial  equivalent  thereof).  Interests in the Fund will not be traded on an established  securities  market.
Regulations  concerning the  classification  of  partnerships as publicly traded  partnerships  (the  "Section 7704
Regulations")  provide certain safe harbors under which interests in a partnership  will not be considered  readily tradable on a secondary  market (or the substantial  equivalent  thereof).  The Fund may not be eligible for any of those safe harbors.  In  particular,  it will not qualify under the private  placement safe harbor set forth in the
Section 7704 Regulations if the Fund has more than 100 Members.

                  The Section  7704  Regulations  specifically  provide that the fact that a  partnership  does not qualify for the safe harbors is disregarded  for purposes of  determining  whether  interests in a partnership  are readily  tradable  on a  secondary  market  (or the  substantial  equivalent  thereof).  Rather,  in this event the partnership's  status is  examined  under a general  facts and  circumstances  test set forth in the  Section  7704
Regulations.  Schulte  Roth & Zabel LLP also will render its  opinion  that,  under this "facts and  circumstances"
test, and based upon the  anticipated  operations of the Fund as well as the  legislative  history to Section 7704, the text of the Section 7704 Regulations and certain  representations  of the Board, the interests in the Fund will not be readily  tradable on a secondary market (or the substantial  equivalent  thereof) and,  therefore,  that the
Fund will not be treated as a publicly traded partnership taxable as a corporation.

                  Neither of the opinions of counsel  described  above,  however,  is binding on the Service or the courts.  If it were determined  that the Fund should be treated as an association or a publicly traded  partnership taxable as a corporation  for Federal  income tax purposes (as a result of a successful  challenge to such opinions by the Service,  changes in the Code,  the  Regulations or judicial  interpretations  thereof,  a material  adverse change in facts,  or  otherwise),  the  taxable  income of the Fund would be subject to  corporate  income tax when recognized by the Fund;  distributions  of such income,  other than in certain  redemptions of Interests,  would be treated as dividend  income when received by the Members to the extent of the current or  accumulated  earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

                  UNLESS  OTHERWISE  INDICATED,  REFERENCES IN THE FOLLOWING  DISCUSSION OF THE TAX CONSEQUENCES OF
FUND INVESTMENTS,  ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS,  ACTIVITIES, INCOME, GAIN AND
LOSS OF THE  FUND,  AND  THOSE  INDIRECTLY  ATTRIBUTABLE  TO THE FUND AS A RESULT  OF IT  BEING  AN  INVESTOR  IN A
PORTFOLIO FUND.

                  As a  partnership,  the Fund is not  itself  subject  to Federal  income  tax.  The Fund files an annual  partnership  information  return with the Service which reports the results of  operations.  Each Member is required to report  separately on its income tax return its distributive  share of the Fund's net long-term capital gain or loss, net short-term  capital gain or loss and all other items of ordinary  income or loss.  Each Member is taxed on its  distributive  share of the Fund's  taxable  income and gain  regardless of whether it has received or will  receive a  distribution  from the Fund.  For a more  detailed  discussion  of  certain  aspects of the income taxation of the Fund and its investments under Federal and state law, see "Tax Aspects" in the SAI.
PLAN OF DISTRIBUTION

GENERAL

                  OFDI acts as the  distributor  of the  Fund's  Interests  on a best  efforts  basis,  subject  to various  conditions,  pursuant to the terms of a distribution  agreement entered into with the Fund.  Interests may be purchased  through OFDI or through  brokers or dealers  which have  entered into selling  agreements  with OFDI.
The Fund is not  obligated  to sell to a broker or dealer any  Interests  that have not been placed with  Qualified
Investors  that meet all  applicable  requirements  to  invest  in the Fund.  OFDI  expects  to  deliver  Interests purchased  in the  initial  offering  on or about  January  2, 2002,  or on such  earlier or later date as OFDI may determine.  OFDI  maintains its  principal  office at 6803 S. Tucson Way,  Englewood,  CO 80112 and is an affiliate of the Adviser and the Investment Manager.

                  Interests  are being  offered in an initial  offering.  It is  expected  that the  closing of the initial  offering and the delivery of Interests  will occur on or about January 2, 2002.  Subsequent to the initial offering,  Interests  will be offered and may be  purchased  on a monthly  basis,  or at such other times as may be determined by the Board.

                  Neither  OFDI  nor any  other  broker  or  dealer  is  obligated  to buy from the Fund any of the
Interests.  There is no minimum  aggregate  amount of Interests  required to be purchased in the initial  offering.
OFDI does not intend to make a market in Interests.  The Fund has agreed to indemnify  OFDI and its  affiliates and certain other persons against certain liabilities under the Securities Act.

PURCHASE TERMS

                  Interests are being offered only to Qualified  Investors that meet all  requirements to invest in the Fund. The minimum initial  investment in the Fund by an investor is $100,000.  Subsequent  investments  must be at least  $25,000.  These  minimums  may be  modified  by the Fund from  time to time.  Interests  are  being  sold subject to a sales charge,  described on the cover of this  prospectus.  The sales charge may be waived or reduced, and reduced minimum  investment  requirements may apply, in certain cases with respect to purchases of Interests by certain groups,  or under specified  retirement plan  arrangements or in other special types of  transactions.  For further  information,  see Appendix A of the SAI. To be eligible to receive a waiver or special  sales charge rate, an  investor  must  advise the  Distributor  when  purchasing  Interests.  The full  amount of the sales  charge is reallowed by OFDI to selling brokers and dealers.

                  The Fund will pay a  servicing  fee to OFDI at the annual rate of 0.75% of the net asset value of the  outstanding  Interests  of the  Fund.  OFDI or its  affiliates  may pay from  their own  resources  additional compensation  of up to 1% of Interests  sold to brokers or dealers  that sell  Interests  to their  customers.  The maximum  underwriting  compensation to be paid to underwriters and related persons in connect with the offerings of
Interests will not exceed 8% of the initial gross proceeds of Interests  sold.  Such  compensation  consists of the maximum  sales load of 2.5%,  the 1%  additional  compensation  described  above,  the  expenses  of the  offerings
(expected not to exceed $_________) and the investor servicing fee of 0.75%.

                  Investor funds will not be accepted  until the  registration  statement to which this  prospectus relates is declared  effective.  All investor  funds for the initial  closing of the sale of Interests,  or for the closing of subsequent  offerings,  will be deposited in an escrow account set up at __________ (the "Escrow Agent")
for the benefit of the  investors.  The Escrow  Agent will invest all funds it  receives  in  accordance  with Rule
15c2-4 under the  Securities  Exchange Act of 1934,  as amended.  Any interest  collected on the funds will be paid to investors on the date Interests are issued.  The full amount of an investment,  plus the applicable  sales load, is payable in federal  funds,  which must be received by the Escrow Agent not later than the business day preceding the date as of which Interests are to be issued.

                  Before an investor  may invest in the Fund,  OFDI or the  investor's  financial  advisor or sales representative  will  require a  certification  from the investor  that it is a Qualified  Investor and meets other requirements  for  investment,  and  that the  investor  will not  transfer  its  Interest  except  in the  limited circumstances  permitted  under the LLC Agreement.  The form of investor  certification  that each investor will be asked to sign is attached to this  prospectus as Appendix B. If an investor's  certification  is not received on or before the date Interests are to be issued, the Investor's order will not be accepted.

                  The LLC  Agreement is annexed as Appendix A to this  prospectus.  Each new investor will be bound by all of its terms by executing the investor certification form.

INVESTOR SERVICING FEE

                  The Fund will pay an investor  servicing  fee to OFDI.  This fee will be  calculated  monthly and paid  quarterly  in arrears  computed at the annual rate of 0.75% of the value of  outstanding  Interests  owned by
Members.  OFDI may reallow a portion of this fee to brokers and dealers that have entered into  investor  servicing agreements  with the Fund based on the value of  outstanding  Interests  owned by  customers  of such  brokers  and dealers.  The fee will be paid in consideration for customary investor services,  including  responding to investor questions  about the Fund and assisting the Fund in  administering  repurchases  of Interests.  Investor  servicing fees will be accrued daily as an expense of the Fund.

FUND ADVERTISING AND SALES MATERIAL

                  Advertisements  and sales  literature  relating  to the Fund and  reports to Members  may include quotations of investment  performance.  In these materials,  the Fund's  performance may be calculated on the basis of average annual total return, total return or cumulative total return.

                  Average annual total return is calculated using a formula that is  substantially  the same as the standardized  formula used in portraying  mutual fund  performance.  This formula  assumes that an  investment  was purchased with an initial  investment in the Fund of $1,000 and that the investment was  repurchased by the Fund at the end of a stated period of time,  after giving effect to the reinvestment of any Fund  distributions  during the period.  The return is  expressed as a  percentage  rate which,  if applied on a  compounded  annual  basis,  would result in the  redeemable  value of the investment at the end of the period.  Quotations of the Fund's  performance will include  quotations  of average  annual total return for one, five and ten year  periods,  depending  upon the length of time during which the Fund has operated.

                  Total return is computed  assumes the reinvestment of dividends and  distributions.  Total return is a percentage rate which is calculated by combining the income and principal  changes for a specified  period and dividing by the net asset value of an Interest at the beginning of the period.  Materials  portraying  total return may include the percentage  rate of the Fund's total return or may include the value of a  hypothetical  investment at the end of the period which assumes the application of the percentage rate of total return.

                  The  Fund's  investment  performance  will  vary  from  time to time,  and past  results  are not necessarily representative of future results.

                  Comparative  performance  information,  as well as any published ratings,  rankings and analyses, reports and articles  discussing the Fund, may also be used  advertising or marketing the Fund,  including data and materials  prepared by recognized  sources of such  information.  Such  information may include  comparisons of the
Fund's  investment  performance  to the  performance of recognized  market  indices and indices,  including but not limited to the  CSFB/Tremont  Hedge Fund Index.  Comparisons may also be made to economic and financial  trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

GENERAL INFORMATION

                  The  Fund is  registered  under  the  Investment  Company  Act as a  closed-end,  non-diversified management  investment  company.  The Fund was formed as a limited liability company under the laws of the State of
Delaware    on    October    3,    2001   and   has   no    operating    history.    The    Fund's    address    is
________________________________ and its telephone number is _____________.

                                   APPENDIX A

                       LIMITED LIABILITY COMPANY AGREEMENT

                   [To be included by pre-effective amendment]

                                   APPENDIX B

                             INVESTOR CERTIFICATION

                   [To be included by pre-effective amendment]

                                       C-1

                                   APPENDIX C
                             PERFORMANCE INFORMATION

         The  Investment  Manager,  Tremont  Partners,  Inc.,  employs an  investment  program for the Fund that is substantially  the same as the  investment  program  that it employs in managing a private  investment  partnership
(the  "Private  Fund").  The  personnel  of the  Investment  Manager  who  will be  responsible  for  managing  the investment portfolio of the Fund manage the investment portfolio of the Private Fund.

         Because of the  similarity  of investment  programs,  as a general  matter,  the  Investment  Manager will consider  participation by the Fund in all appropriate  investment  opportunities  that are under  consideration by the  Investment  Manager for the Private  Fund.  The  Investment  Manager  will  evaluate  for the Fund and for the
Private Fund a variety of factors that may be relevant in determining whether a particular  investment  opportunity or strategy is  appropriate  and  feasible for the Fund or the Private Fund at a  particular  time.  Because  these considerations  may  differ  for the  Fund  and  the  Private  Fund in the  context  of any  particular  investment opportunity and at any particular  time, the investment  activities and future  investment  performance of the Fund and the Private Fund may differ.  See "CONFLICTS OF INTEREST."

         The  following  table sets forth the  performance  record of the Private  Fund for the periods  indicated, adjusted to reflect the fees,  estimated  expenses and  Incentive  Allocation  of the Fund. It does not reflect the investment  performance  of the  Fund.  The table  should  be read in  conjunction  with the  notes  thereto.  PAST
PERFORMANCE  DOES NOT GUARANTEE  FUTURE  RESULTS.  Prospective  investors  should  recognize that there are certain differences  between  the  investment  policies  of the Fund and the Private  Fund that their  fees,  expenses  and incentive allocations differ.  Future performance of the Fund and of the Private Fund will differ.

THIS TABLE MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING BELOW.

                                                  Private Fund Pro Forma
                              Private Fund        Cumulative Return Year
                          Pro Forma Net Return     to Date (1), (2), (3)
                                (1), (2)

            2000
            ----
            June                 2.06%                     2.06%
            July                 0.32%                     2.38%
           August                1.18%                     3.59%
          September              0.66%                     4.27%
           October               1.05%                     5.36%
          November               -0.37%                    4.97%
          December               1.69%                     6.75%

            2001
            ----
           January               2.14%                     2.14%
          February               1.23%                     3.40%
            March                0.00%                     3.39%
            April                0.23%                     3.63%
             May                 0.81%                     4.47%
            June                 1.09%                     5.60%
            July                 -0.10%                    5.50%
           August                0.44%                     5.96%
          September              -1.13%                    4.77%

The above returns for the Private Fund are pro forma and reflect the impact of the fees, estimated expenses and the Incentive Allocation of the Fund, and not those of the Private Fund.

                                         NOTES TO PERFORMANCE INFORMATION

The table above is based on the Private Fund's  investment  performance  and is not the  investment  performance of the Fund.  The information contained in the table was prepared based on the following facts and assumptions:

         1.       The Private Fund  commenced  operations on June1,  2000,  and has a December 31 fiscal year.  The information is based on gross  investment  returns  derived from the Private Fund's  audited  financial  statements from June 1, 2000 through  December 31, 2000,  and on unaudited  financial  statement  from January 1, 2001 through
September 30, 2001.  PAST PERFORMANCE IS NOT A GUARANTY OF FUTURE RESULTS.
2........The  returns  shown above  reflect  the  performance  of the  Private  Fund net of all fees and  estimated expenses  applicable  to  the  Fund,  including:  a 10%  incentive  allocation  allocable  to the
                  Investment  Manager (in excess of the Fund's  Hurdle Rate) at the end of each fiscal year and tax year; a monthly  management fee calculated at the annual rate of 1.35% of capital;  a shareholder servicing  fee  calculated at the annual rate of 0.75% of the value of  outstanding  interests in the Private Fund at the end of each month;  and other  expenses  estimated  at 0.20%  annually of end of month net  assets.  The above  returns  are  reflect  the  results  that  would  have been achieved,  based on the  foregoing  assumptions,  by an investor who invested in the Private Fund on June 1, 2000.

         3.       Cumulative Return Year to Date is calculated by using a compounded, time-weighted return.

===================================================================================================================

                    OPPENHEIMER TREMONT OPPORTUNITY FUND, LLC

                       Limited Liability Company Interests

                              PROSPECTUS        , 2001

                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.

1 .......The minimum initial investment in the Fund by an investor is $100,000.  Subsequent investments must be at least $25,000.  Investments of less than $500,000 are subject to a sales load of 2.5% and investments of
$500,000 or more are be subject to a sales load of 1.5%, in each case computed as a percentage of the public offering price.  No sales load will be charged to certain types of investors. See "Plan of Distribution."